Exhibit 4.1

EXECUTION VERSION

COTY INC.

AND

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

$550,000,000 6.500% SENIOR NOTES DUE 2026
€550,000,000 4.000% SENIOR NOTES DUE 2023
€250,000,000 4.750% SENIOR NOTES DUE 2026

INDENTURE

Dated as of April 5, 2018

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Trustee, Registrar and U.S. Paying Agent with respect to the 2026 Dollar Notes

DEUTSCHE BANK AG, LONDON BRANCH

As London Paying Agent with Respect to the Euro Notes

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ii

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Section 12.14.	Currency Indemnity and Calculation of Euro-denominated Restrictions	99
Section 12.15.	USA Patriot Act Compliance	99

Exhibit A-1	FORM OF 2026 DOLLAR NOTE

Exhibit A-2	FORM OF EURO NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE
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INDENTURE dated as of April 5, 2018 among Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the Guarantors from time to time party hereto (as defined herein), Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee, Registrar and U.S. Paying Agent with respect to the 2026 Dollar Notes, and Deutsche Bank AG, London Branch, as London Paying Agent with respect to the Euro Notes.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $550,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2026 (the “Initial 2026 Dollar Notes”), (b) the €550,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2023 (the “Initial 2023 Euro Notes”), (c) the €250,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2026 (the “Initial 2026 Euro Notes” and, together with the Initial 2023 Euro Notes, the “Initial Euro Notes”, together with the Initial 2026 Dollar Notes, the “Initial Notes”) and (d) any Additional Notes (as defined herein) of any series that may be issued after the date hereof (all such securities in clauses (a) through (d) being referred to collectively as the “Notes”):

Article 1
Definitions and Incorporation by Reference

Section 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A-1, with respect to the 2026 Dollar Notes, or Exhibit A-2, with respect to each of the Euro Notes, hereto bearing the applicable Global Note Legend and the Restricted Notes Legend and deposited with or on behalf of, and registered in the name of, the applicable Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the applicable series of Notes sold in reliance on Rule 144A.

“2026 Dollar Notes” means the Initial 2026 Dollar Notes and any Additional Notes issued in the same series as the Initial 2026 Dollar Notes.

“2023 Euro Notes” means the Initial 2023 Euro Notes and any Additional Notes issued in the same series as the Initial 2023 Euro Notes.

“2026 Euro Notes” means the Initial 2026 Euro Notes and any Additional Notes issued in the same series as the Initial 2026 Euro Notes.

“Additional Notes” means additional Notes (other than the Initial Notes) of any series issued under this Indenture after the Issue Date in accordance with Section 2.01 hereof, as part of the same series as the applicable series of Initial Notes.

“Adjusted EBITDA” means, for any period, the total of the following calculated without duplication for such period:

(1) the Consolidated EBITDA of the Company and its Subsidiaries; plus

(2) the pro forma Consolidated EBITDA (as adjusted by any increases pursuant to clauses (3) and (4) below) and cash distributions of any Person (or, as applicable, the Consolidated EBITDA and such cash distributions of any such Person attributable to the assets acquired from such Person), for any portion of the Measurement Period occurring prior to the date of the acquisition of such Person (or the related assets, as the case may be); plus

(3) extraordinary, unusual or non-recurring items; plus

(4) restructuring charges and related charges, accruals or reserves; costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, operating improvements, business optimization, synergies and similar initiatives, including costs related to the opening, closure and/or consolidation of offices and facilities and the termination of distributor and joint venture arrangements (including the termination or discontinuance of activities constituting a business), retention charges, contract termination costs, recruiting and signing bonuses and expenses, systems establishment costs, severance expenses and any cost associated with any modification to any pension and post-retirement employee benefit plan, software and other systems development, establishment and implementation costs, costs relating to entry into a new market, project startup costs, costs relating to any strategic initiative or new operations or conversion costs and any business development, consulting fees or legal fees or costs relating to the foregoing; plus

(5) (i) all fees, commissions, costs and expenses incurred or paid by the Company and its Subsidiaries and (ii) transaction separation and integrations costs, in each case in connection with the Original Transactions, the Transactions and any acquisition; plus

(6) pro forma cost savings, operating expense reductions and synergies related to, and net of the amount of actual benefits realized during such Measurement Period from, Specified Transactions, restructurings and cost savings initiatives or other similar initiatives that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken, committed to be taken or are expected to be taken (in the good faith determination of the Company), in each case within twenty four (24) months after such Specified Transaction, restructuring, cost savings initiative or other initiative; plus

(7) pro forma cost savings, operating expense reductions and synergies related to, and net of the amount of actual benefits realized during such Measurement Period from, the Original Transactions that are reasonably identifiable, factually supportable and projected by the Company in good faith to be realized, and to result from actions that have been taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company); provided that such pro forma cost savings, operating expense reductions and synergies shall not exceed, for (x) the Measurement Periods ending on or prior to June 30, 2019, $375,000,000, (y) the Measurement Periods ending September 30, 2019, December 31, 2019, March 31, 2020 and June 30, 2020, $150,000,000 and (z) for each Measurement Period thereafter, zero; plus

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(8) the amount of any charge, cost or expense in connection with a single or one-time event, including, without limitation, in connection with (x) any acquisition or other investment consummated before or after the Issue Date and (y) the consolidation, closing or reconfiguration of any facility during such Measurement Period; minus

(9) the Consolidated EBITDA of any Subsidiary (a “Prior Company”), all of whose Equity Interests, or all or substantially all of whose assets have been disposed of, in a transaction permitted by this Indenture and, as applicable but without duplication, the Consolidated EBITDA of the Company and each of its Subsidiaries attributable to all assets (“Prior Assets”) comprising a division or branch of the Company or a Subsidiary disposed of in a transaction permitted by this Indenture which would not make the seller a Prior Company, in each case for any portion of such Measurement Period occurring prior to the date of the disposal of such Prior Company or Prior Assets.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, U.S. Paying Agent, London Paying Agent, transfer agent, additional paying agent or other agent appointed hereunder.

“Applicable Premium” means,

(i) with respect to any 2026 Dollar Note on any redemption date and as calculated by the Company, the greater of:

(1)	1.0% of the then outstanding principal amount of such 2026 Dollar Note; and

(2)	the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such 2026 Dollar Note that would apply if such 2026 Dollar Note were redeemed on April 15, 2021 (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing in Section 3.07(a)), plus (ii) all remaining scheduled payments of interest due on such 2026 Dollar Note to and including April 15, 2021 (excluding accrued but unpaid interest, if any, to, but excluding, the redemption date), with respect to each of subclause (i) and (ii), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such 2026 Dollar Note;

(ii) with respect to any 2023 Euro Note on any redemption date and as calculated by the Company, the greater of:

(1)	1.0% of the then outstanding principal amount of such 2023 Euro Note; and
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(2)	the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such 2023 Euro Note that would apply if such 2023 Euro Note were redeemed on April 15, 2020 (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing in Section 3.07(b)), plus (ii) all remaining scheduled payments of interest due on such 2023 Euro Note to and including April 15, 2020 (excluding accrued but unpaid interest, if any, to, but excluding, the redemption date), with respect to each of subclause (i) and (ii), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such 2023 Euro Note; and

(iii) with respect to any 2026 Euro Note on any redemption date and as calculated by the Company, the greater of:

(1)	1.0% of the then outstanding principal amount of such 2026 Euro Note; and

(2)	the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such 2026 Euro Note that would apply if such 2026 Euro Note were redeemed on April 15, 2021 (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing in Section 3.07(c)), plus (ii) all remaining scheduled payments of interest due on such 2026 Euro Note to and including April 15, 2021 (excluding accrued but unpaid interest, if any, to, but excluding, the redemption date), with respect to each of subclause (i) and (ii), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such 2026 Euro Note.

The Trustee shall have no obligation to calculate or verify the calculation of the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the relevant Depositary, including DTC, Euroclear and/or Clearstream, that apply to such transfer or exchange.

“Attributable Indebtedness” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid, whether or not designated as rent or additional rent, on account of taxes as well as maintenance, repairs, insurance, water rates, assessments and similar charges and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount may, if we so elect, also include the amount of such penalty, in which case no rent shall be considered

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as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (ii) any other similar federal or local law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors in any other applicable jurisdiction, now or hereinafter in effect.

“Board of Directors” means the Board of Directors of the Company (including any committee thereof duly authorized to act on behalf of the Board of Directors).

“Bund Rate” means, with respect to any relevant date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

(1) “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from the applicable redemption date to April 15, 2020, in the case of the 2023 Euro Notes, and April 15, 2021, in the case of the 2026 Euro Notes, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the 2023 Euro Notes or 2026 Euro Notes, as applicable, and of a maturity most nearly equal to the 2023 Euro Notes or 2026 Euro Notes, as applicable; provided, however, that, if the period from the applicable redemption date to April 15, 2020, in the case of the 2023 Euro Notes, or April 15, 2021, in the case of the 2026 Euro Notes, is less than one year, a fixed maturity of one year shall be used;

(2) “Comparable German Bund Price” means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Company obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3) “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Company in good faith; and

(4) “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Company of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding such redemption date;

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provided, however, that in no case for any purposes under this Indenture shall the Bund Rate be less than 0.00%.

“Business Day” means (i) with respect to the 2026 Dollar Notes, each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or in the place of payment are authorized or required by law to close and (ii) with respect to each series of Euro Notes, each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or London or in the place of payment are authorized or required by law to close and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates or, if at any time the Euro Notes shall be listed on the official list of The International Stock Exchange, a day on which banking institutions in Guernsey are authorized or obligated by law or executive order to close.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease on such Person’s balance sheet in accordance with GAAP as in effect on the Issue Date, and the amount of such obligations shall be the capitalized amount thereto; provided, however, that all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as a Capital Lease in any financial statements to be delivered pursuant to Section 4.03 hereof.

“Capital Stock” means:

(1) in the case of a corporation, capital stock, shares or share capital;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

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“CFC Holdco” means a Domestic Subsidiary substantially all of whose assets consist (directly or indirectly through entities that are disregarded for United States federal income tax purposes) of the Equity Interests and/or Indebtedness of one or more CFCs.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or any of its Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction; or

(2)	the consummation of any transaction the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries or the Owner Group or any “group” that is controlled by the Owner Group, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any entity of which it is a Subsidiary; provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (2) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means, with respect to a series of Notes, the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes of such series within the Ratings Decline Period for such Change of Control by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Notes of such series (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes of such series on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof

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if such Change of Control occurs prior to public announcement) and (b) on the Issue Date. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control shall have occurred at the time of the reduction in rating).

“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Depositary” means Deutsche Bank AG, London Branch, its nominees and their respective successors.

“Consolidated EBITDA” means, with respect to any Person for any Measurement Period, Consolidated Net Income for such period, plus the following (without duplication) to the extent deducted or otherwise excluded in calculating Consolidated Net Income in such Measurement Period:

(1) Consolidated Non-cash Charges;

(2) Consolidated Interest Expense;

(3) Consolidated Income Tax Expense;

(4) the amount of any fee, cost, expense or reserve to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance, provided that, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated EBITDA for such fiscal quarters);

(5) the amount of any expense or deduction associated with any subsidiary of such Person attributable to non-controlling interests or minority interests of third parties;

(6) the amount of loss on sales of receivables and related assets to the Company or any Subsidiary in connection with a permitted receivables financing;

(7) proceeds of business interruption insurance in an amount representing the earnings for the applicable Measurement Period where such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters)); and

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(8) any earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any investment, including any investment consummated prior to the Issue Date, which is paid or accrued during such period.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for (or benefit of) federal, state, local and foreign income and franchise taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (or added back, in the case of income tax benefit) in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total interest expense (including the interest portion of obligations under Capital Leases) of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Subsidiaries.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries, after deduction of net income (or loss) attributable to non-controlling interests, for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, the following (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Person’s allocable ownership interest in such entity):

(1) all extraordinary, non-recurring, non-operating or unusual gains, charges or losses and/or any non-cash gains, charges or losses (including (x) costs and payments in connection with actual or prospective litigation, legal settlements, fines, judgments or orders, (y) costs of, and payments of, corporate reorganizations and (z) gains, income, losses, expenses or charges (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Equity Interests or assets (including asset retirement costs) or returned surplus assets of any employee benefit plan outside of the ordinary course of business);

(2) the income (or loss) of (1) any other Person that is not a Subsidiary but whose accounts would be consolidated with those of such Person in such Person’s consolidated financial statements in accordance with GAAP or (2) any other Person (other than a Subsidiary) in which such Person or a Subsidiary has an ownership interest (including any Joint Venture); provided, however, that Consolidated Net Income shall include amounts in respect of the income of such other Person when actually received in cash or cash equivalents by such Person or such Subsidiary in the form of dividends or similar distributions;

(3) the income (or loss) of any Person acquired by such Person or a Subsidiary for any period prior to the date of such acquisition (provided such income or

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loss may be included in the calculation of Adjusted EBITDA to the extent provided in the definition thereof);

(4) the cumulative effect of any change in accounting principles or policies in accordance with GAAP during such period;

(5) any net gains, income, charges, losses, expenses or charges with respect to (x) disposed, abandoned, closed and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities and on the disposal of disposed, abandoned, and discontinued operations and (y) facilities, plants or distribution centers that have been closed during the relevant Measurement Period;

(6) effects of adjustments (including the effects of such adjustments pushed down to such Person) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Original Transactions or any consummated recapitalization or acquisition transaction or similar investment or the amortization or write-off of any amounts thereof;

(7) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedging Obligations);

(8) any (x) write-off or amortization made in the relevant Measurement Period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (y) good will or other asset impairment charges, write-offs or write-downs or (z) amortization of intangible assets;

(9) any non-cash compensation charge, cost, expense, accrual or reserve, including any such charge, cost, expense, accrual or reserve arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other management equity plan, profits interest plan, pension plan, employee benefit plan, deferred compensation arrangement, distributor equity plan or any other equity incentive programs, plans, arrangements or schemes (including any compensation charge and any charge related to any repricing, amendment or other change thereto) and any cash charges associated with the rollover, acceleration or payment of management equity;

(10) any fees, costs, commissions and expenses incurred or paid by such Person (or any JAB Affiliate) during the relevant Measurement Period (including rationalization, legal, tax and structuring fees, costs and expenses), or any amortization or write-off thereof for such period in connection with or pursuant to (i) the Original Transactions or the Transactions (including shared costs and tax formation costs, in each case, relating solely to the consummation of the Transactions, whether incurred before or after the Issue Date) or the documents related to the Credit Agreement and (ii) any transaction (other than any transaction among the Company and its Subsidiaries in the ordinary course of operations), including any acquisition, investment, disposition, recapitalization,

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incurrence or repayment of Indebtedness (other than the incurrence or repayment of Indebtedness among the Company and its Subsidiaries in the ordinary course of operations), issuance of Equity Interests, refinancing transaction or amendment, waiver or modification of any Indebtedness (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger, consolidation or amalgamation costs incurred during such Measurement Period as a result of any such transaction;

(11) accruals and reserves that are established or adjusted after the Issue Date that are so required to be established or adjusted during such period as a result of the adoption or modification of accounting policies;

(12) any unrealized or realized net foreign currency translation gains or losses and unrealized net foreign currency transaction gains or losses, in each case impacting net income (including currency re-measurements of Indebtedness, any applicable net gains or losses resulting from Hedging Obligations for currency exchange risk associated with the above or any other currency related risk and those resulting from intercompany Indebtedness); and

(13) unrealized net losses, charges or expenses and unrealized net gains in the fair market value of any arrangements under Hedging Obligations.

“Consolidated Non-cash Charges” means, with respect to any Person for any period determined on a consolidated basis in accordance with GAAP, the aggregate (i) depreciation, (ii) amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses), (iii) non-cash compensation charge, cost, expense, accrual or reserve, including any such charge, cost, expense, accrual or reserve arising from the issuance of Equity Interests or the grant of stock appreciation or similar rights, stock options, restricted stock or other equity incentive programs to any director, officer, employee or consultant of such Person or any Subsidiary; and other non-cash charge, cost, expense, accrual or reserve of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Senior Secured First Lien Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated Indebtedness of the Company and its Subsidiaries on such date that is secured by a Lien on any asset or property of the Company and its Subsidiaries that is not subordinated to the Liens securing the obligations of the Company and its Subsidiaries under the Credit Agreement (other than Indebtedness in respect of (i) unreimbursed obligations in respect of drawn letters of credit until five days after such amount is drawn, and (ii) if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of Indebtedness) for the payment, redemption or satisfaction of such Indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of unrestricted cash), less unrestricted cash and cash equivalents (or cash and cash equivalents that would be unrestricted but for Liens thereon pursuant to a Permitted

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Lien) that would be stated on the balance sheet of the Company and its Subsidiaries and held by the Company and its Subsidiaries as of such date of determination, as determined in accordance with GAAP, to (b) Adjusted EBITDA of the Company and its Subsidiaries for the relevant Measurement Period.

For purposes of this definition, (x) a Sale and Leaseback Transaction under clause (ii) of Section 4.05 shall be deemed to be Indebtedness that is secured by a Lien on any asset or property of the Company and its Subsidiaries that is not subordinated to the Liens securing the obligations of the Company and its Subsidiaries under the Credit Agreement, (y) Consolidated Senior Secured First Lien Debt Ratio, Adjusted EBITDA and Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the applicable Measurement Period to any Specified Transactions that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Adjusted EBITDA or Consolidated EBITDA is being determined as if such Specified Transaction occurred on the first day of such Measurement Period and (z) pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company; provided that such pro forma calculations may include cost savings, operating expense reductions and synergies for such period resulting from the transaction that is being given pro forma effect that are reasonably identifiable and factually supportable (in the good faith determination of the Company) and have been realized or for which the steps necessary for realization have been taken or committed or have been identified and are reasonably expected to be taken within 24 months following any such transaction; provided that the Company shall not be required to give pro forma effect to any transaction that it does not in good faith deem material. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date such calculation is being made had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on obligations with respect to Capital Leases shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

With respect to any transaction that requires the calculation of Consolidated Senior Secured First Lien Debt Ratio, Adjusted EBITDA or Consolidated EBITDA, the Company may, at its option, use the date that the definitive agreement (or other relevant definitive documentation) for such transaction is entered into (the “Agreement Date”) as the applicable date of determination of such calculations, in each case with such pro forma adjustments as are appropriate and consistent with the provisions set forth in the above paragraphs to this definition. For the avoidance of doubt, if the Company elects to use the Agreement Date as the applicable date of determination in accordance with the foregoing, any fluctuation or change in the applicable ratio, Adjusted EBITDA or Consolidated EBITDA of the Company or its Subsidiaries occurring at or prior to the

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consummation of the relevant transaction will not be taken into account for purposes of determining compliance of the transaction with this Indenture.

“Corporate Trust Office of the Trustee” will be the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain credit agreement, to be dated on or about the Issue Date, among the Company, Coty B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, the lenders and other parties party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement adding or changing the borrower or guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Credit Facilities” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, including the Credit Agreement or other financing arrangements (including commercial paper facilities, indentures and Sale and Leaseback Transactions) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated non-Global Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A-1, with respect to the 2026 Dollar Notes, or Exhibit A-2, with respect to the Euro Notes, hereto, except that such Note shall not bear the applicable Global Note Legend and shall not have the “Schedule of Increases and Decreases of Interests in the Global Note” attached thereto.

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“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.02(c) hereof as the Depositary with respect to the relevant series of Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture, including DTC, Euroclear and/or Clearstream.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that (1) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring prior to the date that is 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding shall not constitute Disqualified Stock if the “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to such series of Notes and described under Section 4.08, (2) if such Capital Stock is issued to any plan for the benefit of directors, officers, employees, managers, members of management or consultants of the Company or any of its Subsidiaries or transferred by any such plan to such directors, officers, employees, managers, members of management or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations, and (3) no Capital Stock held by any future, present or former director, officer, employee, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Company or any of its Subsidiaries shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering for cash by the Company, or any direct or indirect parent of the Company, of Capital Stock or options, warrants or

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rights with respect to the Capital Stock (in the case of an offering by any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (1) public offerings registered on Form S-8, (2) an issuance to any Subsidiary or other affiliate or (3) Disqualified Stock.

“Euro Government Obligations” means any security that is (i) a direct obligation of Ireland, Belgium, the Netherlands, France, Germany or any country that is a member of the European Monetary Union on the Issue Date, for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

“Euro Notes” means the 2023 Euro Notes and the 2026 Euro Notes.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Subsidiary” means, with respect to the Company, (a) any Domestic Subsidiary (i) that is a direct or indirect subsidiary of a Foreign Subsidiary or CFC Holdco or (ii) that is a CFC Holdco, (b) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited or restricted by applicable law, accounting policies or by contractual obligation existing on the Issue Date (or, with respect to any Subsidiary acquired by the Company or a Subsidiary after the Issue Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition, on the date such Subsidiary is so acquired) from providing a Guarantee, or if such Guarantee would require governmental (including regulatory) or third party consent, approval, license or authorization, (c) any special purpose securitization vehicle (or similar entity), (d) any Captive Insurance Subsidiary, (e) any not for profit Subsidiary, (f) any Immaterial Subsidiary, (g) any Subsidiary acquired with Indebtedness assumed pursuant to the terms of this Indenture to the extent such Subsidiary would be prohibited from providing the Guarantee, or consent would be required (that has not been obtained), pursuant to the terms of such Indebtedness, (h) any Subsidiary with respect to which the Guarantee would result in material adverse tax consequences as reasonably determined by the Company and (i) any other Subsidiary with respect to which the Company reasonably concludes that the burden or cost of providing the Guarantee outweighs the benefits to be obtained by the Holders of the Notes therefrom.

“Existing Coty Credit Agreement” means that certain Credit Agreement, dated as of October 27, 2015 (as amended restated, amended and restated, supplemented or otherwise modified from time to time prior to the Issue Date), by and among the Company, the financial institutions party thereto from time to time as lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent.

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“Existing Credit Agreements” means both the Existing Coty Credit Agreement and the Existing Galleria Credit Agreement.

“Existing Galleria Credit Agreement” means that certain Credit Agreement, dated as of January 26, 2016 (as amended restated, amended and restated, supplemented or otherwise modified from time to time prior to the Issue Date), by and among Galleria Co., a Delaware corporation, the financial institutions party thereto from time to time as lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent.

“Foreign Subsidiary” means, with respect to any Person, (i) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) any direct or indirect Subsidiary of such Person if substantially all of its assets consists of Equity Interests of one or more direct or indirect Subsidiaries described in clause (i) of this definition and (iii) any Subsidiary of a Subsidiary described in clauses (i) or (ii) of this definition.

“GAAP” means generally accepted accounting principles in the United States.

“Global Note Legend” means the legend set forth in Section 2.07(f)(v)(A) hereof with respect to the 2026 Dollar Notes and Section 2.07(f)(v)(B) hereof with respect to the Euro Notes, which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “Guarantee” shall have a corresponding meaning. The amount of Indebtedness or other obligations of another Person Guaranteed by the specified Person or one or more of such Persons as of any date shall be equal to the lesser of: (a) the principal amount of such Indebtedness of such other Person and (b) the maximum amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Subsidiaries).

“Guarantor” means any Person that provides a Note Guarantee, either on the Issue Date or after the Issue Date in accordance with the terms of this Indenture; provided that upon the release and discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
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(2)	other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a Person in whose name a Note is registered in the register maintained by the Registrar.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Immaterial Subsidiary” means, any Subsidiary of the Company designated by the Company from time to time as an “Immaterial Subsidiary” pursuant to an Officer’s Certificate delivered to the Trustee; provided, that for the most recently ended Measurement Period prior to such date, (a) the revenue of any Immaterial Subsidiary shall not exceed 5% of the revenue of the Company and its Subsidiaries and (b) the gross assets of any Immaterial Subsidiary (after eliminating intercompany obligations) shall not exceed 5% or more of the total assets of the Company and its Subsidiaries; provided, further, that for the most recently ended Measurement Period prior to such date, the combined (a) revenue of all Immaterial Subsidiaries shall not exceed 7.5% or more of the revenue of the Company and its Subsidiaries or (b) gross assets of all Immaterial Subsidiaries (after eliminating intercompany obligations) shall not exceed 7.5% or more of the total assets of the Company and its Subsidiaries.

“Indebtedness” of any specified Person means any obligation for borrowed money. For the avoidance of doubt, with respect to any Person, Indebtedness includes only indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of such Person or otherwise.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest; and

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness.

In addition, accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for any purpose under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

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“Issue Date” means April 5, 2018.

“JAB Affiliate” means (i) any JAB Entity and (ii) any Person that (a) is organized by a JAB Entity or an Affiliate of a JAB Entity, and (b), directly or indirectly, is controlled by the JAB Entities, but excluding any operating portfolio companies of the foregoing.

“JAB Entity” means each of JAB Holding Company S.a.r.l and JAB Consumer Fund SCA SICAR.

“Joint Venture” means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person or one or more of its Subsidiaries. A Joint Venture shall not be treated as a Subsidiary.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance; provided that in no event shall an operating lease (determined in accordance with GAAP) be deemed to constitute a Lien.

“Material Indebtedness” means (i) Indebtedness incurred under the Credit Agreement and (ii) any other Indebtedness of the Company or any of its Subsidiaries (other than any Excluded Subsidiary) incurred under a Credit Facility that has an aggregate principal amount or committed amount of at least $150.0 million; provided that in the case of clauses (i) and (ii) above, in no event shall Material Indebtedness include Indebtedness incurred by a Foreign Subsidiary of the Company that does not Guarantee, or become an obligor under, any Indebtedness of the Company or any of its Subsidiaries that is not a Foreign Subsidiary or an Excluded Subsidiary.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company for which financial statements have been filed with the Commission, or in the event that, at any date of determination, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the most recently completed four fiscal quarters of the Company for which internal financial statements are available.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means any Guarantee of the obligations of the Company under this Indenture and the Notes issued hereunder by a Guarantor in accordance with the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

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“Offering Memorandum” means that certain final offering memorandum, dated March 28, 2018, relating to the offering and sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, or any equivalent, of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company who shall be the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer, or the equivalent, of the Company.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company. Such opinion may contain customary assumptions, qualifications and limitations.

“Original Transactions” shall have the meaning provided to “Transactions” in each of the Existing Credit Agreements.

“Owner Group” means the collective reference to the JAB Entities and their JAB Affiliates.

“Participant” means, with respect to a Depositary, a Person who has an account with such Depositary.

“Permitted Liens” means:

(1)	Liens securing any Indebtedness of the Company or any Subsidiary of the Company pursuant to one or more Credit Facilities (including the Credit Agreement) in an aggregate principal amount at any time outstanding and secured pursuant to this bullet not to exceed the greater of (i) $11.0 billion and (ii) an amount that would cause the Consolidated Senior Secured First Lien Debt Ratio for the relevant Measurement Period to be greater than 3.75 to 1.00, calculated on a pro forma basis after giving effect to the creation, incurrence or assumption of such Lien but excluding (x) any Permitted Liens referred to in the below clauses (other than clause (32) of this definition) and (y) any Sale and Leaseback Transaction permitted under clauses (i), (iii) or (iv) of Section 4.05;

(2)	Liens existing as of the Issue Date (other than Liens referred to in the immediately preceding clause (1));

(3)	Liens granted after the Issue Date created in favor of the Holders of the Notes;

(4)	Liens on any assets created solely to secure obligations incurred to finance the replacement, repair, refurbishment, improvement or construction of such asset, which obligations are incurred prior to or no later than 12 months after completion of such replacement, repair, refurbishment, improvement or
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construction, and all amendments, medications, renewals, extensions, refinancings, replacements or refundings of such obligations;

(5)	Liens given to secure the payment of the purchase price or other acquisition, installation or construction costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any property, including Capital Lease transactions in connection with any such acquisition and including any purchase money Liens; provided that the Liens shall be given prior to or no later than 12 months after such acquisition and shall attach solely to the property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds or products thereof and after-acquired property subjected to a Lien pursuant to the terms existing at the time of such acquisition;

(6)	Liens given to secure the payment of or financing of all or any part of the purchase price or other acquisition, installation, construction, alteration, improvement or repair costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any property, including Capital Lease transactions in connection with any such acquisition and including any purchase money Liens; provided that the Liens shall be given within 12 months after the later of (i) such acquisition and/or the completion of any construction, alteration, improvement or repair, whichever is later, and (ii) the placing into commercial operation of such property after such acquisition or completion of any construction, alteration, improvement or repair, and shall attach solely to the property acquired or purchased and any additions, accessions or improvements then or thereafter placed thereon and any proceeds thereof;

(7)	Liens existing on any property at the time of acquisition of such property or Liens existing on equipment, fixtures, real property or other assets of a Person and its Subsidiaries on or prior to the time such Person becomes a Subsidiary (including, in each case, acquisition through merger or consolidation) or at the time of such acquisition by the Company or any Subsidiary of the Company whether or not such existing Liens were given to secure the payment of the purchase price other acquisition, installation or construction costs of the property or assets to which they attach; provided that such Liens do not extend to other assets of the Company or its other Subsidiaries (other than any improvements then or thereafter placed thereon and any proceeds or products thereof and after-acquired property subjected to a Lien pursuant to the terms existing at the time of such acquisition);

(8)	Liens in favor of the Company or a Subsidiary of the Company;

(9)	Liens on any property in favor of the United States of America or any State thereof (or the District of Columbia) or any other country or any department, agency, instrumentality or political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, replacing, constructing, installing, improving, altering, refurbishing, or repairing such property;
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(10)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with investments in repurchase agreements;

(11)	(i) Liens imposed by law, such as carriers’, warehousemen’s, mechanic’s, materialmen’s, repairmen’s and landlord’s Liens and other similar Liens arising in the ordinary course of business, (ii) Liens in connection with legal proceedings and in respect of judgements, awards, attachments and/or decrees and notices of lis pendens and associated rights related to legal proceedings being contested and (iii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(12)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(13)	Liens to secure the performance of, or granted in lieu of, bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees, and other obligations of a like nature, in each case in the ordinary course of business or consistent with industry practice and to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing or in connection with pension obligations that arise in the ordinary course of business, workers’ compensation, health, disability or other employee benefits, unemployment insurance or other types of social security or similar laws and regulations, property, casualty or liability insurance or premiums related thereto or self-insurance obligations;

(14)	(i) Leases, subleases, licenses or sublicenses (including with respect to intellectual property and software of the Company and its Subsidiaries) granted to others in the ordinary course of business and any interest of co-sponsors, co-owners or co-developers of intellectual property (or other agreements under which the Company or any of its Subsidiaries has granted rights to end users to access and use the Company’s or any of its Subsidiary’s product, technologies or services in the ordinary course of business) and (ii) the rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Subsidiaries or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuation thereof;

(15)	Liens to secure any Indebtedness incurred by Foreign Subsidiaries or Excluded Subsidiaries;
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(16)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances or letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(17)	Liens to secure Qualified Securitization Financings;

(18)	Liens on stock, partnership or other equity interests in any Joint Venture of the Company or any of its Subsidiaries or in any Subsidiary of the Company that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Subsidiary of the Company;

(19)	Liens (i) and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services, (ii) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or other similar provision of applicable laws on items in the course of collection, (iii) encumbering reasonable customary initial deposits and margin deposits, (iv) granted in the ordinary course of business by the Company or any of its Subsidiaries to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions, in each case, which are within the general parameters customary in the banking industry or (v) incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(20)	Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and this Indenture, or any other Indebtedness;

(21)	Liens (i) on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums, (ii) on liabilities in respect of indemnification obligations under leases or other provisions of any security issued by the Company or its Subsidiaries or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound, and (iii) to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing;

(22)	Liens securing Hedging Obligations;

(23)	Liens arising from Uniform Commercial Code (or similar law of any jurisdiction) financing statement filings or similar public filings, registrations or agreements in any foreign jurisdiction regarding leases and consignment or bailee arrangements entered into by the Company and its Subsidiaries in the ordinary course of business and Liens securing liabilities in respect of indemnification obligations thereunder as long as each such Lien only encumbers the assets that are the subject of the related lease (or contained in
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such leasehold) or consignment or bailee, and other precautionary statements, filings or agreements;

(24)	easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

(25)	Liens (i) on advances of cash or cash equivalents in favor of the seller of any property to be acquired by the Company or its Subsidiaries to be applied against the purchase price for such acquisition, (ii) consisting of an agreement to dispose of any property in a disposition permitted by this Indenture and (iii) on cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement;

(26)	Liens on (i) deposits or other amounts held in escrow to secure contractual payments (contingent or otherwise) payable by the Company or any of its Subsidiaries to a seller after consummation of an acquisition and (ii) Indebtedness incurred in connection with any transaction not restricted by this Indenture for so long as the proceeds thereof have been deposited in an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to fund such transaction;

(27)	Liens in favor of a commodity, brokerage, futures or security intermediary who holds a commodity, brokerage or, as applicable, a futures or security account on behalf of the Company or any of its Subsidiaries; provided such Lien encumbers only the related account and the property held therein;

(28)	Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into in the ordinary course of business;

(29)	Liens representing the interest of a purchaser of goods sold by the Company or any of its Subsidiaries in the ordinary course of business under conditional sale, title retention and extended title retention, consignment, bailee or similar arrangements; provided that such Liens arise only under the applicable conditional sale, title retention, consignment, bailee or similar arrangements and such Liens only encumber the good so sold thereunder;

(30)	(i) deposits of cash with the owner or lessor of premises leased or operated by the Company or any of its Subsidiaries and (ii) cash collateral on deposit with banks or other financial institutions issuing letters of credit (or backstopping such letters of credit) or other equivalent bank guarantees issued naming as beneficiaries the owners or lessors of premises leased or operated by the Company or any of its Subsidiaries, in each case in the ordinary course of business of the Company and such Subsidiaries to secure the performance of the
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Company’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(31)	Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority; provided that such Liens do not interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(32)	other Liens securing Indebtedness in an aggregate principal amount not to exceed the greater of $425,000,000 and 25.0% of Adjusted EBITDA (determined at the time of incurrence of any such Lien (calculated on a pro forma basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination) at any time outstanding; and

(33)	any amendment, modification, extension, renewal, substitution or replacement (or successive amendments, modifications, extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in this or the preceding clauses of this definition, or any Liens that secure an amendment, modification, extension, renewal, replacement, refinancing or refunding (including any successive amendments, modifications, extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being amended, modified, extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in this or the preceding clauses of this definition.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the senior management of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

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“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the relevant series of Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Transfer Restricted Regulation S Global Note or an Unrestricted Regulation S Global Note, as appropriate.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Restricted Notes Legend” means the legend set forth in Section 2.07(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S, which period shall terminate (a) on May 15, 2018 with respect to the Initial Notes and (b) on such date as set forth in the applicable supplemental indenture entered into pursuant to Section 10.01 with respect to any Additional Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing for a period of more than three years by the Company or any of its Subsidiaries of any property, which property has been or is to be sold or transferred by the Company or such Subsidiary to a third Person in contemplation of such leasing, other than leases between the Company and a Subsidiary or between Subsidiaries or leases that may be terminated by the Company or the Subsidiary within a period of not more than three years.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary of the Company (or another Person) formed for the purposes of engaging in one or more Qualified Securitization Financings and other activities reasonably related thereto.

“series” means, as applicable, each of the 2026 Dollar Notes, 2023 Euro Notes or 2026 Euro Notes.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined under clauses (1) or (2) of Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof (except, with respect to each test contained therein, substituting 20 percent instead of 10 percent as the applicable threshold).

“Specified Transactions” means any asset sales or other dispositions or acquisitions, investment, mergers, consolidations, amalgamations and discontinued operations by the Company and its Subsidiaries, or any incurrence or repayment (including by repurchase, redemption, repayment, retirement or extinguishment) of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or other event

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that by the terms of this Indenture requires Adjusted EBITDA, Consolidated EBITDA or a financial ratio or test to be calculated on a pro forma basis.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transactions” means (a) the execution and delivery of the Credit Agreement and other related documents and the funding of the loans thereunder on or about the Issue Date, (b) the repayment in full of all obligations (other than contingent obligations) outstanding under the Existing Galleria Credit Agreement and the termination and release of all liens and guarantees with respect to such obligations and (c) the transactions related to the foregoing, including the issuance of the Notes and the payment of all fees, costs and expenses incurred in connection therewith and with the transactions described in the foregoing provisions of this definition.

“Transfer Restricted Definitive Note” means a Definitive Note bearing the Restricted Notes Legend.

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“Transfer Restricted Global Note” means a Global Note bearing the Restricted Notes Legend.

“Transfer Restricted Regulation S Global Note” means a Global Note in the form of Exhibit A-1, with respect to the 2026 Dollar Notes, and Exhibit A-2, with respect to the Euro Notes, hereto, bearing the Global Note Legend and the Restricted Notes Legend and deposited with or on behalf of and registered in the name of the applicable Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from the redemption date to April 15, 2021; provided, however, that if the period from the redemption date to April 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Deutsche Bank Trust Company Americas, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Restricted Notes Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Restricted Notes Legend.

“Unrestricted Regulation S Global Note” means a permanent Global Note in the form of Exhibit A-1, with respect to the 2026 Dollar Notes, and Exhibit A-2, with respect to the Euro Notes, hereto bearing the Global Note Legend but not the Restricted Notes Legend, deposited with or on behalf of and registered in the name of the applicable Depositary or its nominee and issued upon expiration of the Restricted Period.

“U.S. Government Securities” means securities that are

(i)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(ii)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is
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unconditionally guaranteed as a full faith and credit obligation by the United States of America,

which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Domestic Subsidiary” of any Person means a Wholly Owned Subsidiary of such Person that is not a Foreign Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Section
Additional Amounts	3.10
Additional Interest	6.02
Agent Members	2.02(b)(i)
Applicable Law	12.15
Authentication Order	2.03
Change of Control Offer	4.07
Change of Control Payment	4.07
Change of Control Payment Date	4.07
Code	3.10(b)(ii)
Covenant Defeasance	8.03
Event of Default	6.01
Global Notes	2.02
Initial Default	6.01(b)
Legal Defeasance	8.02
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Minimum Dollar Denomination	2.02
Minimum Euro Denomination	2.02
Non-U.S. Holder	3.10
Paying Agent	2.04
Registrar	2.04
Regulation S Global Notes	2.02(b)(i)
Regulation S Permanent Global Note	2.02(b)(i)
Regulation S Temporary Global Note	2.02(b)(i)
Restricted Notes Legend	2.07(f)
Rule 144A Global Notes	2.02(b)(i)
Successor Company	5.01(a)(i)
Taxes	3.10

Section 1.03. Trust Indenture Act Not Applicable.

This Indenture has not been qualified under the TIA and no provision of the TIA shall be deemed a part of this Indenture.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

     (i) a term has the meaning assigned to it;

    (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

   (iii) “or” is not exclusive;

   (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

    (v) words in the singular include the plural, and words in the plural include the singular;

   (vi) “will” shall be interpreted to express a command;

  (vii) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine gender;

 (viii) provisions apply to successive events and transactions;

    (ix) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

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     (x) All references in this Indenture to the payment of the principal, premium or interest, if any, on any Euro Notes or any payment made under the Guarantees in respect thereof shall be deemed to include Additional Amounts to the extent that, in that context, Additional Amounts are, were or would be payable.

Article 2
The Notes

Section 2.01. Amount of Notes. The aggregate principal amount of Initial 2026 Dollar Notes which may be authenticated and delivered under this Indenture on the Issue Date is $550,000,000. The aggregate principal amount of Initial 2023 Euro Notes which may be authenticated and delivered under this Indenture on the Issue Date is €550,000,000. The aggregate principal amount of Initial 2026 Euro Notes which may be authenticated and delivered under this Indenture on the Issue Date is €250,000,000.

After the Issue Date, the Company may from time to time, without notice to or the consent of the Holders or beneficial owners of the Notes of a series, create and issue Additional Notes of the same series as one of the series of Notes issued under this Indenture, having the same terms (except for the Issue Date and, in some case, the initial issue price and the first interest payment date) and being equal with the Notes of such series in all respects (or in all respects other than the payment of interest accruing prior to the Issue Date of such Additional Notes except for the first payment of interest following the issue date of such Additional Notes); provided, that if such Additional Notes are not fungible with the relevant series of Notes offered hereunder for U.S. federal income tax purposes, then such Additional Notes will have a separate CUSIP number, ISIN and/or “Common Code” number, as applicable. Such Additional Notes will be consolidated and form a single series with the relevant series of Notes issued under this Indenture, including, without limitation, waivers, consents, amendments, redemptions and offers to purchase.

With respect to any Additional Notes issued after the Issue Date, there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2) the issue price and issue date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue and the applicable series; and

(3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall

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be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A-1, and Exhibit A-2 hereto, as applicable, and any circumstances in addition to or in lieu of those set forth in Section 2.07 in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

Section 2.02. Form and Dating. (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A-1, in the case of the 2026 Dollar Notes, or Exhibit A-2, in the case of the Euro Notes, hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The 2026 Dollar Notes shall be in minimum denominations of $2,000 (the “Minimum Dollar Denomination”) and any integral multiple of $1,000 in excess thereof. The Euro Notes shall be in minimum denominations of €100,000 (the “Minimum Euro Denomination”) and any integral multiple of €1,000 in excess thereof.

The terms and provisions contained in each series of the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. (i) Except as provided in Section 2.07(d) below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which, in the case of Initial 2026 Dollar Notes, shall be registered in the name of DTC or the nominee of DTC and, in the case of the Euro Notes, shall be registered in the name of the Common Depositary or the nominee of the Common Depositary for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of Euroclear or Clearstream.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the

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Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee in the case of Initial 2026 Dollar Notes, or the Common Depositary in the case of the Initial Euro Notes, shall cancel the Regulation S Temporary Global Note. In the case of Initial 2026 Dollar Notes, the aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. In the case of the Initial Euro Notes, the aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Common Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. In the case of Initial 2026 Dollar Notes, the Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear the Restricted Notes Legend. In the case of the Initial Euro Notes, the Global Notes shall bear the Restricted Notes Legend and be deposited on behalf of the purchasers of such Notes represented thereby with a Common Depositary and registered in the name of the Common Depositary or a nominee of the Common Depositary, for the accounts of Euroclear and Clearstream, duly executed by the Company and authenticated by the Trustee or an authentication agent as provided in this Indenture.

Members of, or direct or indirect participants in, DTC, Euroclear and Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the applicable Depositary or the Trustee as its custodian, the Common Depositary or under the Global Notes. The applicable Depositary and the Common Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary, or impair, as between the applicable Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of the Holder of any Note.

(ii) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to DTC or the Common Depositary, as applicable, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes of the same series only in accordance with the Applicable Procedures and the provisions of Section 2.07. In addition, a Global Note shall be exchangeable for Definitive Notes of the same series if (x)(1) in the case of Initial 2026 Dollar Notes, DTC (a) notifies the Company at any time that it is unwilling or unable to continue as depository for such Global Note and a successor depository is not appointed within 90 days or (b) has ceased to be a clearing agency registered under the Exchange

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Act and in each case a successor depository is not appointed within 90 days or (2) in the case the Initial Euro Notes, Euroclear or Clearstream, as applicable, acting through itself or the Common Depositary, (a) notifies the Company that it is unwilling or unable to continue as a clearing system in respect of such Global Note or (b) has ceased to be a clearing system and in each case a successor clearing system is not appointed, or (y) there shall have occurred and be continuing an Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the applicable Depositary in accordance with its Applicable Procedures.

(iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.02(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and, upon written order of the Company signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the applicable Depositary in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv) Any Transfer Restricted Global Note delivered in exchange for an interest in a Global Note of the same series pursuant to Section 2.07 shall, except as otherwise provided in Section 2.07, bear the Restricted Notes Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.07.

(vi) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(c) Applicable Depositary. The Company has initially appointed DTC to act as Depositary with respect to the Global Notes relating to the 2026 Dollar Notes; the Company has initially appointed the Common Depositary to act as Depositary with respect to the Global Notes relating to the Euro Notes.

(d) Euroclear and Clearstream Procedures Applicable. In the case of the Initial Euro Notes, the provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note

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and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

(e) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, a Depositary or other Person, with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, Indirect Participant or member thereof, with respect to any ownership interest in the Global Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner or other Person (other than a Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the applicable Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the applicable Depositary subject to the Applicable Procedures. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by a Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.

Section 2.03. Execution and Authentication. At least one Officer must sign each of the Notes of each series for the Company by manual or facsimile signature, which may be delivered by .pdf attachment to an email or by other electronic means.

If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes of a series outstanding at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.04. Agents. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an

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office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes the U.S. Paying Agent and London Paying Agent and any additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

The Company initially appoints the Trustee to act as the Registrar for the 2026 Dollar Notes and the Euro Notes and U.S. Paying Agent with respect to the Global Notes representing the 2026 Dollar Notes. The Company initially appoints Deutsche Bank AG, London Branch to act as the London Paying Agent with respect to the Global Notes representing the Euro Notes.

In addition, as long as the Euro Notes remain outstanding, the Company has also agreed that it will, to the extent permitted as a matter of law, ensure that there is an applicable paying agent with respect to such series in a European Union Member State or the United Kingdom that is not obliged to withhold or deduct tax pursuant to the European Union Council Directive 2003/48/EC (as amended) on the taxation of savings income in the form of interest payments which was adopted by the ECOFIN Council on June 3, 2003, and amended by Council Decision on July 19, 2004, or any law implementing or complying with, or introduced to conform to, such Directive.

Section 2.05. Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of relevant Holders or the Trustee all money held by the applicable Paying Agent for the payment of principal, premium or interest, or Additional Amounts, if any, on the applicable series of Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon

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payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.06. Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the terms herein. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements (including, among other things, the furnishing of appropriate endorsements and transfer documents) therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations of the same series, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes of a series for a period of 15 days before the mailing of a notice of redemption of Notes of such series to be redeemed.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any

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transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or applicable Paying Agent shall have any responsibility for any actions taken or not taken by the applicable Depositary.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.02(b). Global Notes will not be exchanged by the Company for Definitive Notes of the same series except under the circumstances described in Section 2.02(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes of the same series. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.07(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the applicable Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the same series in an amount equal to the

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beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.07(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note of the same series if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto.

(iv) A beneficial interest in a Transfer Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto; or

(B) if the Holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, and, in each such case, if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such

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transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series except under the circumstances described in Section 2.02(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note of the same series except under the circumstances described in Section 2.02(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes of the same series also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any Holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note of the same series or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto;

(B) if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form of Exhibit B hereto;

(C) if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form of Exhibit B hereto;

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(D) if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form of Exhibit B hereto;

(E) if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Definitive Note is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form of Exhibit B hereto;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii) Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto; or

(B) if the Holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, and, in each such case, if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the

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aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i) Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note of the same series if the Registrar receives the following:

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(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form of Exhibit B hereto;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form of Exhibit B hereto; and

(E) if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form of Exhibit B hereto.

(ii) Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto; or

(B) if the Holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, and, in each such case, if the Company or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series at any time. Upon receipt of a request to

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register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Restricted Notes Legend. Except as permitted by the following paragraph (ii), (iii) or (iv) , each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear the Restricted Notes Legend (each defined term in the legend being defined as such for purposes of the legend only):

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF

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RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUER SO REQUESTS);

(ii) TO THE ISSUER; OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION

AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND

(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” WHICH IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED UNDER ERISA TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (A PLAN OR ENTITY DESCRIBED IN (I), (II) AND (III) EACH, AN “ERISA PLAN”), OR (IV) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN SUBJECT TO APPLICABLE LAW THAT IS SIMILAR IN PURPOSE OR EFFECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY,

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WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

IN ADDITION, WITHOUT LIMITING THE FOREGOING, BY ACQUIRING A NOTE (INCLUDING ANY INTEREST IN A NOTE) EACH PURCHASER AND TRANSFEREE OF A NOTE (OR INTEREST IN A NOTE) THAT IS AN ERISA PLAN, INCLUDING THE PLAN’S FIDUCIARY RESPONSIBLE AT ANY TIME FOR THE INVESTMENT (“PLAN FIDUCIARY”) WILL BE DEEMED TO REPRESENT AND WARRANT, AND ACKNOWLEDGE, AS APPLICABLE, AS LONG AS IT HOLDS SUCH INVESTMENT THAT: (1) THE DECISION TO INVEST IN SUCH NOTE HAS BEEN MADE BY AN INDEPENDENT PLAN FIDUCIARY; (2) NEITHER WE NOR ANY INITIAL PURCHASER, NOR ANY OF OUR OR THEIR AFFILIATES OR AGENTS (“TRANSACTION PARTIES”) HAVE PROVIDED NOR WILL PROVIDE ADVICE WITH RESPECT TO THE ACQUISITION OF AND INVESTMENT IN THE NOTES BY THE ERISA PLAN; (3) THE PLAN FIDUCIARY IS EITHER (A) A BANK AS DEFINED IN SECTION 202 OF THE INVESTMENT ADVISERS ACT OF 1940 (THE “ADVISERS ACT”), OR SIMILAR INSTITUTION THAT IS REGULATED AND SUPERVISED AND SUBJECT TO PERIODIC EXAMINATION BY A U.S. STATE OR U.S. FEDERAL AGENCY, (B) AN INSURANCE CARRIER WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE U.S. STATE TO PERFORM THE SERVICES OF MANAGING, ACQUIRING OR DISPOSING OF ASSETS OF AN ERISA PLAN; (C) AN INVESTMENT ADVISER REGISTERED UNDER THE ADVISERS ACT, OR, IF NOT REGISTERED AS AN INVESTMENT ADVISER UNDER THE ADVISERS ACT BY REASON OF PARAGRAPH (1) OF SECTION 203A OF THE ADVISERS ACT, IS REGISTERED AS AN INVESTMENT ADVISER UNDER THE LAWS OF THE U.S. STATE IN WHICH IT MAINTAINS ITS PRINCIPAL OFFICE AND PLACE OF BUSINESS; (D) A BROKER-DEALER REGISTERED UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED; OR (E) AN INDEPENDENT FIDUCIARY THAT HOLDS, OR HAS UNDER ITS MANAGEMENT OR CONTROL, TOTAL ASSETS OF AT LEAST $50 MILLION (PROVIDED THAT THIS CLAUSE (E) SHALL NOT BE SATISFIED IF THE PLAN FIDUCIARY IS AN INDIVIDUAL DIRECTING HIS OR HER OWN INDIVIDUAL RETIREMENT ACCOUNT OR A RELATIVE OF SUCH INDIVIDUAL); (3) THE PLAN FIDUCIARY IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES, INCLUDING THE INVESTMENT BY THE ERISA PLAN IN THE NOTES; (4) THE PLAN FIDUCIARY IS A “FIDUCIARY” WITH RESPECT TO THE ERISA PLAN WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975 OF THE CODE, OR BOTH, AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE ERISA PLAN’S ACQUISITION OF THE NOTES; (5) NONE OF THE TRANSACTION PARTIES HAS EXERCISED ANY AUTHORITY TO CAUSE

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THE ERISA PLAN TO INVEST IN THE NOTES OR TO NEGOTIATE THE TERMS OF THE ERISA PLAN’S INVESTMENT IN THE NOTES, (6) NEITHER IT NOR THE PLAN FIDUCIARY IS PAYING OR HAS PAID ANY FEE OR OTHER COMPENSATION DIRECTLY TO ANY OF THE TRANSACTION PARTIES FOR INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH PURCHASER’S INVESTMENT IN NOTES; AND (7) THE PLAN FIDUCIARY (A) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THAT NONE OF THE TRANSACTION PARTIES ARE UNDERTAKING OR WILL UNDERTAKE TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, AND THAT NO SUCH PARTY HAS GIVEN INVESTMENT ADVICE OR OTHERWISE MADE A RECOMMENDATION, IN CONNECTION WITH THE ERISA PLAN’S INVESTMENT IN THE NOTES; AND (B) UNDERSTANDS THE EXISTENCE AND NATURE OF THE TRANSACTION PARTIES FINANCIAL INTERESTS WITH RESPECT TO THE NOTES, THE ABOVE REPRESENTATIONS IN THIS PARAGRAPH ARE INTENDED TO COMPLY WITH THE DEPARTMENT OF LABOR’S REGULATION SECTIONS 29 C.F.R. 2510.3-21(A) AND (C)(1) AS PROMULGATED ON APRIL 8, 2016 (81 FED. REG. 20,997). IF THESE REGULATIONS ARE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THESE REPRESENTATIONS SHALL BE DEEMED TO BE NO LONGER IN EFFECT.”

In addition, each Definitive Note shall bear the following additional Legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(v) Global Note Legend.

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(A) Each Global Note relating to the 2026 Dollar Notes will bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

““THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(B) Each Global Note relating to the Euro Notes will bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

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THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOCIETE ANONYME (“CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF BT GLOBENET NOMINEES LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO BT GLOBENET NOMINEES LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, BT GLOBENET NOMINEES LIMITED, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO EUROCLEAR OR CLEARSTREAM, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee

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in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC at the direction of the Trustee or by the Common Depositary at the direction of the Trustee, as applicable, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee, as applicable, or by DTC at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the applicable Depositary or any other Person with respect to the accuracy of the records of the applicable Depositary or any nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC or the Common Depositary) of any notice (including any notice of redemption or

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repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the applicable Depositary or any nominee thereof in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC or the Common Depositary, as applicable, subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC or the Common Depositary with respect to any members, participants and any beneficial owners thereof.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants, members or beneficial owners of the applicable Depositary in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed prior to the maturity thereof, written notice of such redemption has been duly given pursuant to this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice; and (iii) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of this Indenture (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding

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obligation of the Company). Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 9.02 hereof.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium and accrued interest and Additional Amounts, if any, with respect to the outstanding Notes payable on that date and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, request, waiver or consent in the exercise of any discretion, power or authority (whether contained in this Indenture or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them, Notes owned by the Company or any Guarantor, or by an Affiliate of the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.11. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange

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Act). Evidence of the disposal of all canceled Notes will be delivered to the Company upon the Company’s written request. The Company may not issue new Notes to replace Notes that it has redeemed, purchased or paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Notes of a series, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes of such series on a subsequent special record date, in each case at the rate provided in the Notes of such series and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company delivered at least five days (or such shorter period as the Trustee may agree) before such notice is requested to be sent to Holders, the Trustee in the name and at the expense of the Company) will give or cause to be given to Holders in accordance with Section 12.01 a notice prepared by the Company that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall have no duty to determine whether defaulted interest is payable or the amount of such defaulted interest.

Section 2.14. CUSIP Numbers, ISINs, Etc. The Company in issuing the Notes may use “CUSIP” numbers, “ISINs” and, with respect to the Euro Notes, “Common Code” numbers (in each case if then generally in use), and, if so, the Trustee shall use any such “CUSIP” numbers, “ISINs” and “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, “ISINs” or “Common Code” numbers.

Article 3
Redemption and Prepayment

Section 3.01. Notices to Trustee. If the Company elects to redeem Notes of a series pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee and the London Paying Agent, at least five days prior to the date notice of redemption is to be delivered to the Holders of the Notes of such series in accordance with Section 3.03 (unless a shorter time is acceptable to the Trustee), an Officer’s Certificate setting forth:

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(i) the clause of this Indenture pursuant to which the redemption shall occur;

(ii) the redemption date;

(iii) the principal amount of Notes of such series to be redeemed;

(iv) the redemption price and the amount of accrued interest and Additional Amounts, if any, to, but excluding, the redemption date;

(v) the name and address of the applicable Paying Agent; and

(vi) the applicable CUSIP numbers, ISINs or “Common Code” numbers, as applicable.

Section 3.02. Selection of Notes to Be Redeemed. If fewer than all of the Notes of a series are to be redeemed at any time, the Registrar will select Notes of such series for redemption as follows:

(i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(ii) if the Notes are not so listed, on a pro rata basis or by lot or by a method the Registrar deems fair and appropriate, in each case, subject to the Applicable Procedures.

In the event of partial redemption or repurchase by lot, the particular Notes of such series to be redeemed or repurchased will be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption date by the Registrar from the outstanding Notes not previously called for redemption or otherwise in accordance with the Applicable Procedures.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed. No Notes in principal amounts equal to or less than the Minimum Dollar Denomination or Minimum Euro Denomination, as applicable, can be redeemed in part.

Section 3.03. Notice of Optional Redemption. (a) With respect to any redemption of Notes of a series pursuant to Section 3.07, notices of optional redemption will be given at least 30 but not more than 60 days before the redemption date to each Holder of Notes of such series to be redeemed in accordance with Section 12.01, except that notices of redemption may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of such series or a satisfaction and discharge of this Indenture.

(b) If any Note of a series is to be optionally redeemed, the notice of redemption that relates to that Note of such series will state:

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(i) the clause of this Indenture pursuant to which the redemption shall occur;

(ii) the redemption date;

(iii) the principal amount of Notes of such series to be redeemed;

(iv) the redemption price and the amount of accrued interest and Additional Amounts, if any, to, but excluding, the redemption date;

(v) the name and address of the applicable Paying Agent; and

(vi) the applicable CUSIP numbers, ISINs or “Common Code” numbers, as applicable.

(c) At the Company’s written request delivered at least 35 days prior to the redemption date unless the Trustee consents to a shorter period, the Trustee will give the notice of optional redemption in the Company’s name and at its expense; in such event, the Company shall provide the Trustee with the information required by this Section 3.03

(d) If any optional redemption or notice is subject to satisfaction of one or more conditions precedent, the notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived) by the redemption date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with the requirements of the applicable Depositary.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.03 hereof, Notes of a series called for redemption become, subject to Section 3.03(d), irrevocably due and payable on the redemption date at the redemption price and interest will cease to accrue on such Notes or portions thereof called for redemption on the applicable redemption date unless the Company defaults in the payment of the redemption price or accrued interest and Additional Amounts, if any.

Section 3.05. Deposit of Redemption Price. At or prior to 10:00 a.m., New York City time, in the case of the 2026 Dollar Notes, or 12:00 p.m., London time, in the case of the Euro Notes, on the redemption date, the Company will deposit with the Trustee or with the applicable Paying Agent, money sufficient to pay the redemption price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on the redemption date. The Trustee or the applicable Paying Agent will promptly return to the Company any money deposited with the Trustee or such applicable Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Amounts, if any, on all Notes to be redeemed following the redemption date.

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If the Company complies with the provisions of the preceding paragraph, then, on and after the redemption date, subject to Section 3.03(d), interest will cease to accrue on the Notes of such series or the portions of Notes of such series called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the applicable Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07. Optional Redemption. Except pursuant to Section 3.07(a), (b) or (c) herein, as applicable with respect to a series of Notes, the Notes of such series will not be optionally redeemable by the Company; provided, however, the Company may acquire the Notes of such series by means other than an optional redemption.

(a) 2026 Dollar Notes.

(i) At any time and from time to time prior to April 15, 2021, the Company may redeem some or all of the 2026 Dollar Notes at a redemption price equal to 100% of the principal amount of the 2026 Dollar Notes being redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(ii) At any time on or after April 15, 2021, the Company may redeem some or all of the 2026 Dollar Notes at the redemption prices (expressed in percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the twelve month period beginning on April 15 of each of the years indicated below:

Date	Redemption Price
2021	104.8750%
2022	103.2500%
2023	101.6250%
2024 and thereafter	100.0000%
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(iii) In addition, at any time prior to April 15, 2021, the Company may redeem up to 35% of the principal amount of the outstanding 2026 Dollar Notes (including Additional Notes of such series, if any) with the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 106.500%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided that (i) at least 65% of the aggregate principal amount of 2026 Dollar Notes originally issued on the date of this Indenture remains outstanding after each such redemption, and (ii) notice of any such redemption is delivered to the Trustee within 90 days of the closing of each such Equity Offering.

(b) 2023 Euro Notes.

(i) At any time and from time to time prior to April 15, 2020, the Company may redeem some or all of the 2023 Euro Notes at a redemption price equal to 100% of the principal amount of the 2023 Euro Notes being redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(ii) At any time on or after April 15, 2020, the Company may redeem some or all of the 2023 Euro Notes at the redemption prices (expressed in percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the twelve month period beginning on April 15 of each of the years indicated below:

Date	Redemption Price
2020	102.0000%
2021	101.0000%
2022 and thereafter	100.0000%

(iii) In addition, at any time prior to April 15, 2020, the Company may redeem up to 35% of the principal amount of the outstanding 2023 Euro Notes (including Additional Notes of such series, if any) with the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 104.000%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided that (i) at least 65% of the aggregate principal amount of 2023 Euro Notes originally issued on the date of this Indenture remains outstanding after each such redemption, and (ii) notice of any such redemption is delivered to the Trustee within 90 days of the closing of each such Equity Offering.

(c) 2026 Euro Notes.

(i) At any time and from time to time prior to April 15, 2021, the Company may redeem some or all of the 2026 Euro Notes at a redemption price equal to 100% of the principal amount of the 2026 Euro Notes being redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

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(ii) At any time on or after April 15, 2021, the Company may redeem some or all of the 2026 Euro Notes at the redemption prices (expressed in percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the twelve month period beginning on April 15 of each of the years indicated below:

Date	Redemption Price
2021	103.5625%
2022	102.3750%
2023	101.1875%
2024 and thereafter	100.0000%

(iii) In addition, at any time prior to April 15, 2021, the Company may redeem up to 35% of the principal amount of the outstanding 2026 Euro Notes (including Additional Notes of such series, if any) with the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 104.750%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided that (i) at least 65% of the aggregate principal amount of 2026 Euro Notes originally issued on the date of this Indenture remains outstanding after each such redemption, and (ii) notice of any such redemption is delivered to the Trustee within 90 days of the closing of each such Equity Offering.

(d) Notwithstanding anything in this Section 3.07 to the contrary, installments of interest on the Notes of a series that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Notes of such series and this Indenture.

Section 3.08. Mandatory Redemption. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Redemption for Tax Reasons.

(a) The Company may, at its option, redeem either series of Euro Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Euro Notes to be redeemed, together with any accrued and unpaid interest thereon to, but excluding, the redemption date, at any time, if the Company has or, based upon a written opinion of independent tax counsel of nationally recognized standing selected by the Company, will become obliged to pay Additional Amounts with respect to the Euro Notes of such series as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of the United States or any political subdivision of or in the United States or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is enacted, adopted, announced or becomes effective on or after the date of the Offering Memorandum.

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(b) Notice of any redemption will be given pursuant to the procedures described under Section 3.03 hereof; provided, that the notice of redemption shall not be given earlier than 90 days before the earliest date on which the Company would be obligated to pay such Additional Amounts on the Euro Notes of the relevant series if a payment was then due.

(c) Notice of any redemption described above or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent as provided under Section 3.03 hereof.

Section 3.10. Additional Amounts. (a) All payments of principal and interest in respect of the Euro Notes by the Company or the applicable Paying Agent on its behalf will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges imposed or levied by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law. In the event such withholding or deduction for Taxes is required by law, subject to the limitations described below, the Company will pay to or on account of any Non-U.S. Holder or any non-U.S. entity that is treated as a partnership for U.S. federal income tax purposes such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner of a Euro Note, after withholding or deduction for such Taxes, will be equal to the amount such person would have received in the absence of such withholding or deduction. For purposes of this Section 3.10, “Non-U.S. Holder” means a beneficial owner of a Euro Note other than a beneficial owner that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is (i) an individual who is a U.S. citizen or a resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under United States Department of the Treasury regulations to be treated as a United States person.

(b) Notwithstanding the foregoing, no Additional Amounts shall be payable with respect to any Taxes if such Taxes are imposed or levied for reasons unrelated to the Holder’s or beneficial owner’s ownership or disposition of such Euro Notes, nor shall Additional Amounts be payable for or on account of:

(i) Any Taxes which would not have been so imposed, withheld or deducted but for:

(A) the existence of any present or former connection between the Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person

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having a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States, being or having been engaged in a trade or business in the United States, being or having been present in the United States, or having or having had a permanent establishment in the United States;

(B) the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Euro Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to partial or complete exemption from such tax, assessment or other governmental charge (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY (and related documentation) or any subsequent versions thereof or successor thereto); or

(C) the Holder’s or beneficial owner’s present or former status as a personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(ii) any Taxes which would not have been imposed, withheld or deducted but for the failure of the Holder or beneficial owner to meet the requirements (including the certification requirements) of Section 871(h) or Section 881(c) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

(iii) any Taxes which would not have been imposed, withheld or deducted but for the presentation by the Holder or beneficial owner of such note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the Euro Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Euro Note on any date during such 30-day period;

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(iv) any estate, inheritance, gift, sales, excise, transfer, personal property, wealth or similar Taxes;

(v) any Taxes which are payable otherwise than by withholding or deduction from a payment on such Euro Note;

(vi) any Taxes which are imposed, withheld or deducted with respect to, or payable by, a Holder that is not the beneficial owner of the Euro Note, or a portion of the Euro Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(vii) any Taxes required to be withheld or deducted by any paying agent from any payment on any Euro Note, if such payment can be made without such withholding or deduction by at least one other Paying Agent;

(viii) any Taxes required to be withheld or deducted where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such European Council Directive;

(ix) any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

(x) any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the applicable payment becomes due or is duly provided for, whichever occurs later; or

(xi) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x).

(c) For purposes of this Section 3.10, the acquisition, ownership, enforcement, or holding of or the receipt of any payment with respect to the Euro Notes will not constitute a connection (1) between the Holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

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(d) Except as specifically provided under this Section 3.10, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority.

(e) If the Company is required to pay Additional Amounts with respect to either series of Euro Notes, the Company will notify the Trustee and the applicable Paying Agent pursuant to an Officer’s Certificate that specifies the Additional Amounts payable with respect to such series of Euro Notes and when the Additional Amounts are payable. If the Trustee and the applicable Paying Agent do not receive such an Officer’s Certificate from the Company, the Trustee and the applicable Paying Agent may rely on the absence of such an Officer’s Certificate in assuming that no such Additional Amounts are payable.

(f) In addition, the Company undertakes that, to the extent permitted by law, it will maintain a Paying Agent that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive.

Article 4
Covenants

Section 4.01. Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the applicable Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City Time (in the case of the 2026 Dollar Notes) or 12:00 p.m. London time (in the case of the Euro Notes) on the Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest and Additional Amounts, if any, then due and the Paying Agent is not prohibited from paying such money to the Holders on the due date pursuant to the terms of this Indenture. The Company will confirm payment to the applicable Paying Agent by providing it with a copy of the SWIFT confirmation. It is understood that no Agent will be obliged to make payment to the Holders until such time as the necessary funds have been received from the Company.

The Company will pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02. Maintenance of Office or Agency. (a) The Company will maintain in one or more offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt

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written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03. Reports. (a) The Company shall provide to the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then to provide to the Trustee and the Holders of the Notes:

(i) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP; and

(ii) within 45 days after the end of each fiscal quarter of the Company not corresponding with the fiscal year end, its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its chief financial officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes, and accompanied by a statement by the directors of the Company commenting on the performance of the Company and its subsidiaries

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for the quarter to which the financial statements relate and any material developments or proposals affecting the Company or business.

(b) The requirement for the Company to provide information may be satisfied by filing of such reports, documents and information via the Commission’s EDGAR system (or any successor electronic filing system) or posting such reports, documents and information on its website, in each case within the time periods specified herein, it being understood that the Trustee shall have no responsibility whatsoever to determine if such filings have been made, and that the Trustee shall not be deemed to have knowledge of the information contained therein. To the extent any information is not provided within the time periods specified in clause (a) herein and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any default or event of default with respect thereto shall be deemed to have been cured.

(c) At any time when the Notes are “restricted securities” under Rule 144 under the Securities Act, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Any such reports delivered or filed by the Company with the Trustee shall be considered for informational purposes only and the Trustee’s receipt of such reports shall not constitute notice or actual knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.04. Compliance Certificate. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (commencing with the fiscal year ending June 30, 2018), an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Company they would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If he or she does, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and the remedial action the Company proposes to take in connection therewith.

Section 4.05. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries, to enter into any Sale and Leaseback Transaction with respect to any property unless:

(i) such Sale and Leaseback Transaction involves a lease of property executed by the time of or within 12 months after the latest of (i) the acquisition,

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the completion of construction or improvement, alteration or repair of such property, and (ii) the commencement of commercial operation after the acquisition, completion, improvement, alteration or repair of such property; or

(ii) the Company or such Subsidiary could incur Indebtedness secured by a Lien on the property to be leased in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes pursuant to Section 4.06(a) herein; or

(iii) the Company or such Subsidiary applies an amount equal to the net proceeds from the sale of such property to the purchase, construction or improvement of other property or equipment used or useful to the Company’s business or to the retirement or other repayment or prepayment of long-term Indebtedness, including debt securities, within 365 calendar days after the effective date of any such Sale and Leaseback Transaction; provided, however, that the amount required to be applied to the retirement of long-term Indebtedness pursuant to this clause (iii) shall be reduced by the aggregate principal amount of any such Indebtedness retired by the Company or a Subsidiary within 365 days of the effective date of such Sale and Leaseback Transaction; or

(iv) such Sale and Leaseback Transaction was entered into prior to the date of this Indenture.

Section 4.06. Limitation on Liens. (a) The Company shall not, and shall not permit any of its Subsidiaries, to enter into, create, incur or assume any Lien on any property owned by any of them, whether now owned or hereafter acquired, in order to secure any Indebtedness (other than Indebtedness among the Company and the Guarantors), other than Permitted Liens, without effectively providing that the Notes shall be equally and ratably secured (together with, at the option of the Company, any other Indebtedness of the Company or any Subsidiary ranking equally in right of payment with the Notes), until such time as such Indebtedness is no longer secured by such Lien. Any Lien that is granted to secure the Notes under this Section 4.06 shall be automatically released and discharged without any further action by any Person at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under this Section 4.06.

(b) For purposes of this Section 4.06, in the event that a Lien meets the criteria of more than one of the types of Permitted Liens, the Company, in its sole discretion, shall classify, and may reclassify, such Lien and only be required to include the amount and type of such Lien as a Permitted Lien, and a Lien may be divided and classified and reclassified into more than one of such types of Liens. In addition, (1) for purposes of calculating compliance with Section 4.06(a), in no event will the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the property of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on the property of one or more of the Company and its Subsidiaries securing any

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Indebtedness, the amount of such Indebtedness secured shall only be included once for purposes of such calculations) and (2) the expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 4.06.

(c) Any Sale and Leaseback Transaction incurred pursuant to clauses (i), (iii) or (iv) of Section 4.05 shall be deemed to be permitted pursuant to this Section 4.06.

Section 4.07. Offer to Repurchase upon Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless the Company at such time has given notice of redemption under Section 3.07(a)(i) or (ii) with respect to the 2026 Dollar Notes, Section 3.07(b)(i) or (ii) or Section 3.09 with respect to the 2023 Euro Notes, or Section 3.07(c)(i) or (ii) or Section 3.09 with respect to the 2026 Euro Notes, as applicable, with respect to all outstanding Notes of the relevant series, the Company shall offer to repurchase all or any part (in a minimum principal amount equal to the Minimum Dollar Denomination or Minimum Euro Denomination, as applicable, and integral multiples of $1,000 or €1,000 in excess thereof, as applicable) of each Holder’s Notes of such series pursuant to an offer to repurchase on the terms set forth in this Indenture (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of the Notes of such series being repurchased plus accrued and unpaid interest on the Notes of such series being repurchased, to, but excluding, the Change of Control Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to a series of Notes, unless the Company at such time has given notice of redemption under the applicable provision of Section 3.07 referred to above with respect to all outstanding Notes of such series, the Company will give notice to the Trustee and each Holder of Notes of such series describing the transaction or transactions and ratings downgrade that constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if any, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of such conflict.

(b) At or prior to 10:00 a.m., New York City time (in the case of the 2026 Dollar Notes) or at or prior to 12:00 p.m., London time (in the case of the Euro Notes), on the Change of Control Payment Date, the Company shall, to the extent lawful, deposit

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with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(ii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company.

(d) The applicable Paying Agent shall promptly deliver to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new 2026 Dollar Note will be in a minimum principal amount equal to the Minimum Dollar Denomination and integral multiples of $1,000 in excess thereof and each new Euro Note will be in a minimum principal amount equal to the Minimum Euro Denomination and integral multiples of €1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event with respect to a series of Notes if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and repurchases all Notes of such series properly tendered and not withdrawn under the Change of Control Offer or (ii) a valid notice of redemption for all of the Notes of such series has been given, or will be given contemporaneously with the Change of Control Triggering Event, pursuant to Section 3.07 or, with respect to the Euro Notes, Section 3.09 unless and until such notice has been validly revoked or there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event or conditional upon the occurrence of a Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer is made.

(f) In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes of a series accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date relating to the Change of Control Offer described above, to redeem all of the Notes of such series that remain outstanding

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following such Change of Control Payment Date at a redemption price equal to the Change of Control Payment, plus to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes of such series that remain outstanding, to, but excluding, the date of repurchase.

(g) Subject to Sections 6.04 and 9.02(b), the Company’s obligation to make an offer to repurchase the Notes of a series as a result of a Change of Control Triggering Event pursuant to this Section 4.07 may be waived or modified with the written consent of a majority in principal amount of the Notes of such series.

Section 4.08. Additional Guarantees. On or after the Issue Date, if the Company or any Wholly Owned Domestic Subsidiary acquires or creates another Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) that provides a Guarantee of the Company’s or any Guarantor’s obligations, or any Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) becomes an obligor, under any Material Indebtedness, then, within 30 days after such Wholly Owned Domestic Subsidiary provides such Guarantee or becomes such an obligor, the Company shall cause each such Wholly Owned Domestic Subsidiary to execute a supplemental indenture substantially in the form attached hereto as Exhibit D, providing for a Note Guarantee by such Wholly Owned Domestic Subsidiary pursuant to which such Wholly Owned Domestic Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under this Indenture on the same terms and conditions as those set forth in this Indenture.

Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Wholly Owned Domestic Subsidiary without rendering the Note Guarantee, as it relates to such Wholly Owned Domestic Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Note Guarantee shall be automatically released in accordance with the provisions of this Indenture described under Article 10.

The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to provide a Note Guarantee to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30-day period described above.

Section 4.09. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent permitted by applicable law) that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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Article 5
Successors

Section 5.01. Merger, Consolidation, or Sale of Assets. (a) The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(i) either: (A) the Company is the surviving entity in such consolidation or merger; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of any state of the United States or the District of Columbia (the Company or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”); provided that at any time the Successor Company is not a corporation, there shall be a co-issuer of the Notes that is a corporation that satisfies the requirements of this Section 5.01(a);

(ii) the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture;

(iii) immediately after such transaction, no Default or Event of Default exists; and

(iv) in any transaction in which the Company is not the Successor Company, the Company or the Successor Company delivers an Officer’s Certificate stating that such transaction complies with this Indenture and, if applicable, all conditions precedent in this Indenture to the execution of the supplemental indenture have been satisfied.

The foregoing provision shall also apply to any Guarantor with all references to the Company being substituted with such Guarantor; provided that the foregoing provision shall not apply to a transaction pursuant to which such Guarantor shall be released from its obligations pursuant to Article 10 of this Indenture.

(b) For purposes of this Article 5, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

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(c) Upon the execution and delivery of the supplemental indenture referred to in Section 5.01(a)(ii), the predecessor company shall be released from its obligations under this Indenture and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor shall not be so released.

(d) Notwithstanding the foregoing, clauses (iii) and (iv) of Section 5.01(a) shall not apply to (A) a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, (B) any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Subsidiary (provided that, in the event that such Subsidiary is a Guarantor, it may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets solely to the Company or another Guarantor) or (C) the Company or a Guarantor merging with an Affiliate solely for the purpose and with the sole effect of reorganizing the Company in another jurisdiction.

Article 6
Defaults and Remedies

Section 6.01. Events of Default. (a) Each of the following is an “Event of Default” with respect to the Notes of a series:

(i) the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes of such series;

(ii) the Company defaults in the payment when due of interest on or with respect to the Notes of such series and such default continues for a period of 30 days;

(iii) the Company defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (i) or (ii) above) and such default or breach continues for a period of 60 days after either the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series have given the Company (with a copy to the Trustee if given by such Holders) written notice of the breach pursuant to Section 12.01;

(iv) (a) the Company fails to make any payment at maturity, after giving effect to any applicable grace period, on any Indebtedness in a principal amount in excess of $150.0 million and continuance of this failure to pay or (b)

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the Company defaults on any Indebtedness which default results in the acceleration of Indebtedness in a principal amount in excess of $150.0 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) of this Section 6.01(a)(iv), 30 days or more after the Company receives written notice from the Trustee or the Trustee receives written notice from the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) of this Section 6.01(a)(iv) shall cease or be cured, waived, rescinded or annulled, then the Event of Default (and the consequences thereof) shall be deemed cured, annulled and cease to exist;

(v) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property or assets of the Company or any Significant Subsidiary; or

(C) orders the liquidation of the Company or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(vii) the Note Guarantee of a Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or

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any Guarantor denies or disaffirms its obligations under this Indenture or any Note Guarantee, other than by reason of the release of such Note Guarantee in accordance with the terms of this Indenture.

(b) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action.

(c) Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.03 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02. Acceleration. (a) If an Event of Default specified in clause (v) or (vi) of Section 6.01(a) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) If any Event of Default (other than an Event of Default specified in clauses (v) or (vi) of Section 6.01(a) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes of each series issued under this Indenture may declare the principal of, premium, if any, and accrued interest and Additional Amounts, if any, on the Notes of such series to be immediately due and payable by notice in writing to the Company and the Trustee (if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Notwithstanding the foregoing, if the Company so elects in writing to the Trustee, the sole remedy of the Holders for a failure to comply with Section 4.03, will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes of a series at a rate per annum equal to 0.25% for the first 180 days after the occurrence of such failure. The Additional Interest will accrue on all outstanding Notes of such series from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each interest payment date to Holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes of such series will be subject to acceleration as provided herein.

(c) At any time after a declaration of acceleration of the unpaid principal, premium (if any) and accrued and unpaid interest has occurred with respect to the Notes of a series as described in Section 6.02(a) or (b), the Holders of a majority in aggregate

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principal amount of the then outstanding Notes of such series may rescind and cancel such declaration and its consequences by written notice to the Company and the Trustee:

  (i) if the rescission would not conflict with any judgment or decree;

 (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or accrued interest and Additional Amounts, if any, that has become due solely because of the acceleration;

(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(iv) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses (including the fees and expenses of its counsel), disbursements and advances; and

 (v) in the event of the cure or waiver of an Event of Default under this Indenture of the type described in clause (v) or (vi) of Section 6.01(a), the Trustee shall have received an Officer’s Certificate that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies. (a) If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes of a series or to enforce the performance of any provision of the Notes of such series or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

(c) Holders of the Notes of a series may not enforce this Indenture or the Notes of such series, except as provided in this Indenture. The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of Notes of a series at the time then outstanding may on behalf of the Holders of all the Notes of such series waive any Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default in the payment of the principal of, premium, if any, or interest on the

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Notes of such series or a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05. Control by Majority. Subject to the other provisions of this Indenture and applicable law, the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to the Trustee against any loss or expense caused by taking such action or following such direction. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of the principal of, premium, if any, or interest on the Notes.

Section 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes of a series unless:

  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

 (ii) the Holder or Holders of at least 25% in principal amount of the outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer and provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and

 (v) during such 45-day period the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes of such series do not give the Trustee a direction in accordance with Section 6.04 which, in the opinion of the Trustee, is inconsistent with the request.

Section 6.07. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates

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expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee. If a Default in payment of principal or interest specified in clauses (i) or (ii) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest and Additional Amounts, if any, and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to each of the Trustee and the Agents any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel, and any other amounts due the Trustee and the Agents under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

Section 6.10. Priorities. Subject to the provisions of Article 10, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee and the Agents for amounts due under Section 7.06;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

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Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Article 7
Trustee

Section 7.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

  (i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

 (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be

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responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished to it hereunder.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

  (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

  (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

 (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(e) The Trustee will not be liable for interest on, and will not be obligated to invest, any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed in good faith by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of the trusts or powers hereunder and perform any duties hereunder either directly or through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

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(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agents, and the Trustee, in each of its capacities hereunder, each Agent and each agent, custodian, and other Person employed to act hereunder.

(j) The Trustee may request that the Company and each Guarantor deliver an Officer’s Certificate setting forth the names of individuals and titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(k) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(l) Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities or unavailability of the Federal Reserve Bank wire

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or facsimile or other wire communication facility, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(m) The rights, powers duties and obligations and actions of the Trustee under this Indenture are several and not joint or joint and several.

(n) The applicable Paying Agent shall be entitled to deal with money paid to it by the Company for the purposes of this Indenture in the same manner as other money paid to a banker by its customers and shall not be liable to account to the Company for any interest or other amounts in respect of the money.

(o) In acting under this Indenture and in connection with the Notes, the Paying Agents shall act solely as agents of the Company and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or Holders of the Notes.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. The Trustee is also subject to Section 7.09 hereof.

Section 7.04. Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any related offering material or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein, any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture or the legality or validity of the Notes or this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee in accordance with Section 7.02(h), the Trustee will provide to Holders a notice of the Default or Event of Default within 90 days after the Trustee has notice thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06. Compensation and Indemnity. (a) The Company will pay to the Trustee and Agents from time to time compensation for its acceptance of this Indenture and services hereunder as agreed between the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee and Agents promptly upon request for all

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reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and each Guarantor, jointly and severally, will indemnify the Trustee and Agents and any director, officer, employee or agent of the Trustee and hold each of them harmless for, from and against any and all losses, liabilities, claims, damages or expenses incurred by it (i) arising out of or in connection with the acceptance and/or administration of its duties under this Indenture, including, without limitation, the reasonable and documented costs and expenses (including the costs and expenses of the Trustee’s agents and counsel) of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or (ii) arising out of or in connection with the exercise or performance of any of its powers or duties hereunder and/or the exercise of its rights, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or willful misconduct. The Trustee will notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor, as the case may be, will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel; provided, however, that the Company and any Guarantor shall not be required to pay such fees and expenses if it assumes such indemnified party’s defense and, in such indemnified party’s reasonable judgment, there is no conflict of interest or potential conflict of interest between the Company and the Guarantors, as applicable, and such party in connection with such defense. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld, conditioned or delayed.

(c) The obligations of the Company and the Guarantors under this Section 7.06 will survive payment of the Notes, resignation or removal of the Trustee or any Agent, the satisfaction and discharge of this Indenture or other termination of this Indenture.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a senior claim to the Notes on all money or property held or collected by the Trustee, except with respect to amounts held in trust to pay principal and interest on particular Notes. Such claim will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(v) or (vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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Section 7.07. Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee upon written notice to the Trustee at any time and for any reason, including if:

  (i) the Trustee fails to comply with Section 7.09 hereof;

  (ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian, receiver or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s and the Guarantors’ obligations under Section 7.06 will continue for the benefit of the retiring Trustee.

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Section 7.08. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including any corporate trust business contemplated by this Indenture) to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 8
Legal Defeasance and Covenant Defeasance

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of a series and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been released from their obligations with respect to all outstanding Notes of a series (including the related Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

  (i) the rights of Holders of outstanding Notes of such series issued hereunder to receive payments in respect of the principal of, or interest or premium, if any, on the Notes of such series when such payments are due from the trust referred to below;

(ii) the Company’s obligations with respect to the Notes of such series issued hereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment;

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(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and the Guarantors in connection therewith; and

(iv) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08 and 5.01(a)(iii) hereof with respect to the outstanding Notes of a series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series and the Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default with respect to the Notes of such series under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees, will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to a series of Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, and clauses (iii), (iv), (v) (with respect to a Significant Subsidiary), (vi) (with respect to a Significant Subsidiary) and (vii) of Section 6.01(a) will not constitute Events of Default with respect to such series of Notes.

Section 8.04. Conditions to Legal or Covenant Defeasance. (a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

 (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of the relevant series (x) cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities (in the case of the 2026 Dollar Notes) or (y) cash in euro, non-callable Euro Government Obligations, or a combination of cash in euro and non-callable Euro Government Obligations (in

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the case of Euro Notes), as applicable, in either case in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, and interest and premium, if any, on the outstanding Notes of such series issued hereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

 (ii) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes of such series issued hereunder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes of such series issued hereunder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from, or arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

 (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(vi) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit referred to in clause (i) was not made by the Company with the intent of preferring the Holders of the Notes of such series over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and

(vii) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance of the Notes have been complied with.

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(b) Notwithstanding the foregoing, the Opinion of Counsel required by clauses (a)(ii) and (a)(iii) above with respect to a Legal Defeasance or a Covenant Defeasance, as applicable, need not be delivered if all the Notes of such series not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

(c) Upon satisfaction of the conditions set forth herein and upon the request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

Section 8.05. Deposited Money and U.S. Government Securities and Euro Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money in dollars or euros, non-callable U.S. Government Securities or Euro Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of a series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash in U.S. dollars or euros, non-callable U.S. Government Securities or non-callable Euro Government Obligations, as applicable, deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any cash in U.S. dollars or euros, non-callable U.S. Government Securities or non-callable Euro Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(ii) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company. Any money or property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment

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of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for the earlier of (i) two years after such principal, premium, if any, or interest has become due and payable and (ii) such time as the money or property escheats to the state, shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Securities with respect to the 2026 Dollar Notes, or euros or non-callable Euro Government Obligations with respect to the Euro Notes, in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the applicable Notes and related Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 9
Amendment, Supplement and Waiver

Section 9.01. Without Consent of Holders of Notes. Without the consent of any Holder of Notes of a series, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes of such series or the Note Guarantees:

  (i) to cure any ambiguity, mistake, defect or inconsistency;

  (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes of such series;

(iii) to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under this Indenture;

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 (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes of such series or that does not adversely affect the legal rights hereunder of any Holder in any material respect;

 (v) to secure the Notes of such series;

(vi) to add a Note Guarantee;

(vii) to conform the text of this Indenture or the Notes of such series (including the related Note Guarantees) to any provision of the “Description of Notes” included in the Offering Memorandum relating to the Notes;

(viii) to provide for the issuance of Additional Notes of such series in accordance with the provisions set forth in this Indenture;

 (ix) to release a Guarantor from its Note Guarantee; provided that such release is in accordance with the applicable provisions of this Indenture;

  (x) to evidence and provide for the acceptance of appointment by a successor trustee; or

  (xi) to release any Lien granted in favor of the Holders of the Notes of a series pursuant to Section 4.06 upon release of the Lien securing the underlying obligation that gave rise to such Lien.

provided, that the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

Notwithstanding the foregoing, if the euro, in the case of the Euro Notes, is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the euro) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, the Company and the Trustee and London Paying Agent shall be permitted, without the consent of any other Person, to amend the terms of this Indenture and the Euro Notes to change the currency in which the obligations of the Company hereunder are payable in a manner consistent with then-prevailing market practice for similarly situated issuers.

Section 9.02. With Consent of Holders of Notes. (a) Subject to Section 6.07, the Company, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any existing default or compliance with any provision of this

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Indenture or the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) without notice to any other Holders (except a default in respect of the payment of principal of, premium, if any, or interest on the Notes or a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected).

(b) Notwithstanding Section 9.02(a), without the consent of each Holder of an outstanding Note of a series affected, an amendment or waiver of this Indenture, including a waiver pursuant to Section 6.04, the Notes of such series or the Note Guarantees may not:

  (i) reduce the principal amount of Notes of such series issued hereunder whose Holders must consent to an amendment, supplement or waiver;

 (ii) reduce the principal of or change the fixed maturity of any Note of such series issued hereunder or alter the provisions with respect to the redemption of the outstanding Notes of such series issued hereunder (other than provisions relating to the covenants in Section 4.07, except as set forth in clause (x) below);

 (iii) reduce the rate of or change the time for payment of interest on any Note of such series issued hereunder;

(iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the outstanding Notes of such series issued hereunder (except a rescission of acceleration of the Notes of such series issued hereunder by the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

 (v) make any Note of such series payable in money other than that stated in the Notes of such series (subject, in the case of the Euro Notes, to the provisions set forth in the final paragraph of Section 9.01);

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes of such series hereunder to receive payments of principal of, or interest or premium, if any, on the Notes of such series or impair the right of any Holder of the Notes of such series to institute suit for the enforcement of any payment on or with respect to the Notes of such series;

(vii) waive a redemption payment with respect to any Note of such series issued hereunder (other than a payment required by one of the covenants in Section 4.07, except as set forth in clause (x) below);

(viii) make any change in the ranking or priority in right of payment of any Note of such series issued hereunder that would adversely affect the Holders of the Notes of such series (other than with respect to provisions relating to Section 4.06);

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(ix) modify the Note Guarantees in any manner adverse to the Holders of Notes of such series;

(x) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer with respect to the Notes of such series in respect of a Change of Control that has occurred; or

(xi) make any change in the preceding amendment and waiver provisions.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03. Revocation and Effect of Consents. (a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date if applicable.

(c) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (xi) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided

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that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note of a series, the Company may require the Holder of the Note of such series to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05. Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel and Officer’s Certificate shall be at the expense of the Company.

Article 10
Guarantees

Section 10.01. Guarantee. (a) Subject to this Article 10, each of the Guarantors, from time to time a party hereto, by executing and delivering this Indenture or a supplemental indenture substantially in the form of Exhibit D hereto hereby, jointly and severally, and fully and unconditionally, Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, and Additional Amounts, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.13), if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed for

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whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b) Each Guarantor hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated with full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of its Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under any Note Guarantee.

(e) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

(f) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

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(g) If required by Section 4.08, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture in accordance with Section 4.08 and this Article 10, to the extent applicable.

Section 10.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state or foreign law prohibiting distributions by an insolvent entity to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful distribution.

Section 10.03. Guarantors May Consolidate, Etc., on Certain Terms. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in Article 5.

Section 10.04. Releases. The Note Guarantee of a Guarantor will be automatically and unconditionally released without any further action by any Person in the event that:

(a) there is a sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock (including through merger or consolidation) following which the applicable Guarantor is no longer a Subsidiary, including by way of a dividend of the Capital Stock of such Guarantor to the stockholders of the Company), or all or substantially all the assets, of the applicable Guarantor to a Person that is not a Subsidiary of the Company where such sale, disposition or other transfer is not prohibited by the terms of this Indenture;

(b) if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described under Article 8 or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture as described under Article 11; or

(c) in the case of the Note Guarantees issued on the Issue Date, upon the release or discharge of the Guarantee by such Guarantor of Indebtedness under the Credit Agreement, or, in all other cases, the release or discharge of such other Guarantee that

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resulted in the creation of such Note Guarantee, except, in each case, a discharge or release by or as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Note Guarantee shall also be reinstated to the extent that such Subsidiary would then be required to provide a Note Guarantee pursuant to Section 4.08).

Article 11
Satisfaction and Discharge

Section 11.01. Satisfaction and Discharge. (a) This Indenture will be discharged and will cease to be of further effect as to all Notes of a series issued hereunder, when:

  (i) Either:

(A) all the Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B) all the Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable by reason of the giving of a notice of redemption or otherwise within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof (in the case of the 2026 Dollar Notes) or cash in euros, non-callable Euro Government Obligations or a combination thereof (in the case of the Euro Notes), in either case, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (ii) in the case of subclause (i)(B) above, no Default or Event of Default has occurred and is continuing under this Indenture on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from or arising in connection with borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

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(iii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at maturity or the redemption date, as the case may be.

(b) In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(i)(B), the provisions of Sections 11.02 and 8.06 hereof will survive such satisfaction and discharge. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02. Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money in U.S. dollars or U.S. Government Securities (in the case of the 2026 Dollar Notes) or money in euros or Euro Government Obligations (in the case of the Euro Notes) in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes of such series to receive such payment from the money or U.S. Government Securities (in the case of the 2026 Dollar Notes) or Euro Government Obligations (in the case of the Euro Notes) held by the Trustee or applicable Paying Agent.

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Article 12
Miscellaneous

Section 12.01. Notices. Any notice, demand, instruction, request, direction or communication by the Company, any Guarantor or the Trustee to the others is duly given if in English and in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Coty Inc.
U R S Corporation Ltd,

5 St George’s Rd, Wimbledon,

London SW19 4DR, UK
Attn: General Counsel
(44) 2038739538

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Attn: Laura Kaufmann Belkhayat
(212) 735-2439

If to the Trustee, U.S. Paying Agent and Registrar:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

MS: NYC60-1630

New York, New York 10005

Attn: Corporates Team Deal Manager – Coty Inc.

Fax: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One, 8th Floor

Mailstop JCY03-0801

Jersey City, New Jersey 07311

Attn: Corporates Team Deal Manager – Coty Inc.

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Fax: 732-578-4635

If to the London Paying Agent:

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
Attention: Global Securities Services - Corporate Trust
Fax: +44 20 754-76149

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications to the Trustee or any Agent shall be deemed to have been duly given upon actual receipt thereof by such party. All other notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder of a Global Note will be delivered to the applicable Depositary in accordance with its Applicable Procedures. Any notice or communication to a Holder of a Definitive Note will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

Except with respect to the Trustee and the Agents, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information except as a result of the Trustee’s gross negligence or willful misconduct. Each other party agrees to assume all risks arising out of the use of electronic methods, including any non-secure method, such as, but without limitation, by facsimile or electronic mail, to submit instructions, directions, reports, notices or other communications or information

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to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

If the Company gives a notice or communication to Holders, it will promptly give a copy to the Trustee and each Agent.

Section 12.02. Communication by Holders of Notes with Other Holders of Notes. Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

  (i) an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

 (ii) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

  (i) a statement substantially to the effect that the Person making such certificate or opinion has read such covenant or condition;

 (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement substantially to the effect that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

97

Section 12.05. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, as such, will have any liability for any obligations of the Company or any Guarantor under any Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of such Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Section 12.07. Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08. Jurisdiction; Waiver of Jury Trial. (a) Each of the Company and the Guarantors hereby consents to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to the Notes, this Indenture or the Note Guarantees.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.09. Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.03 hereof.

Section 12.10. Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, then (to the extent permitted by applicable law) the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.11. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to

98

this Indenture by facsimile or .pdf attachment to an email or by other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 12.12. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.13. No Security Interest Created. Nothing in this Indenture or Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.14. Currency Indemnity and Calculation of Euro-denominated Restrictions. All payments of interest and principal, including payments made upon any redemption of the Euro Notes, will be payable in euro. If, on or after the issuance of the Euro Notes, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Euro Notes, will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Company in its sole discretion. Notwithstanding anything herein to the contrary, any payment in respect of the Euro Notes so made in U.S. dollars will not constitute an Event of Default under the Euro Notes or this Indenture. Neither the Trustee nor any Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 12.15. USA Patriot Act Compliance. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable AML Law.

[Signatures on following pages]

99

Dated as of April 5, 2018

COTY INC.

By:	/s/ Kevin Monaco
Name: Kevin Monaco
Title: Senior Vice President, Treasurer and Investor Relations

[Signature Page to Indenture]

CALVIN KLEIN COSMETIC CORPORATION
COTY HOLDINGS INC.
COTY US HOLDINGS INC.
COTY US LLC
COTY BRANDS MANAGEMENT INC.
O P I PRODUCTS, INC.
GALLERIA CO.
GRAHAM WEBB INTERNATIONAL, INC.
THE WELLA CORPORATION
HFC PRESTIGE INTERNATIONAL U.S. LLC
HFC PRESTIGE PRODUCTS, INC.
NOXELL CORPORATION

By:	/s/ Kevin Monaco
Name: Kevin Monaco
Title: Treasurer

[Signature Page to Indenture]

A-1-1

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar and U.S. Paying Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

By:	/s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

DEUTSCHE BANK AG, LONDON BRANCH, as London Paying Agent

By:	/s/ David Contino
Name: David Contino
Title: Director

By:	/s/ Kieran Odedra
Name: Kieran Odedra
Title: Vice President

[Signature page to Indenture]

2

EXHIBIT A-1

[Face of 2026 Dollar Note]

[Insert legends required by the Indenture]

3

FORM OF 2026 DOLLAR NOTE

[144A CUSIP No.: 222070 AB0
144A ISIN: US222070AB02]
[Reg S CUSIP No.: U2203C AA9
Reg S ISIN: USU2203CAA90]

6.500% Senior Notes due 2026

No. [A][S]-[1][2]	$[ ]

COTY INC.

promise to pay to [CEDE & CO.] [_________] or registered assigns, the principal sum of ____________ DOLLARS [if the Note is a Global Note, add the following: (as revised by the Schedule of Increases and Decreases in Global Note, attached hereto)] on April 15, 2026.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2018.

Additional provisions of this Note are set forth on the other side of this Note.

Record Dates: April 1 and October 1.

Dated: April 5, 2018

A-1-4

COTY INC.

By:
Name:
Title:
Date:
A-1-5

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory
A-1-6

[Reverse of Note]

6.500% Senior Notes due 2026

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), promises to pay interest on the principal amount of this Note at 6.500% per annum from April 5, 2018 until maturity. The Company will pay interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from [the most recent date to which interest has been paid or, if no interest has been paid, from April 5, 2018 until the principal hereof is due]. The first Interest Payment Date for the Initial Notes shall be [October 15, 2018][_________]. The Company will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Company will pay principal, premium, if any, and interest on Definitive Notes at the office of the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, as the Trustee, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Notes under the Indenture dated as of April 5, 2018 (the “Indenture”) among the Company, the Guarantors party thereto, the Trustee and Agents. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are unsecured senior obligations of the Company. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes issued in exchange for Initial Notes or Additional Notes pursuant to the

A-1-7

Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create or incur Liens and enter into sale and leaseback transactions. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To Guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally Guaranteed the obligations of the Company under the Notes on an unsecured senior basis pursuant to the terms of the Indenture.

(5) OPTIONAL REDEMPTION. Except pursuant to Sections 3.07(a)(i), (ii) or (iii) of the Indenture, the Notes will not be optionally redeemable by the Company; provided, however, the Company may acquire the Notes by means other than an optional redemption.

(6) MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

(7) [Intentionally omitted.]

(8) REPURCHASE AT THE OPTION OF HOLDER. If a Change of Control Triggering Event occurs, unless the Company at such time has given notice of redemption under Section 3.07(a)(i) or (ii) of the Indenture with respect to all outstanding Notes, the Company will offer to repurchase all or any part (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of each Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, unless the Company at such time has given notice of redemption under Section 3.07(a)(i) or (ii) of the Indenture with respect to all outstanding Notes, the Company will give notice to the Trustee and each Holder describing the transaction or transactions and ratings downgrade that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if any, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations

A-1-8

and shall not be deemed to have breached its obligations under Section 4.07 of the Indenture by virtue of such conflict.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not register the transfer of or exchange any Note selected for redemption in whole or in part or subject to purchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the day the Company gives notice of redemption of the Notes or makes a Change of Control Offer and ending at the close of business on the day notice of redemption is given or the Change of Control Offer is made.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Company and Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented:

(i) to cure any ambiguity, mistake, defect or inconsistency;

(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii) to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under the Indenture;

(iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder in any material respect;

(v) to secure the Notes;

(vi) to add a Note Guarantee;

A-1-9

(vii) to conform the text of the Indenture or the Notes (including the related Note Guarantees) to any provision of the “Description of Notes” included in the Offering Memorandum relating to the Notes;

(viii) to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; or

(ix) to release a Guarantor from its Note Guarantee; provided that such release is in accordance with the applicable provisions of the Indenture;

(x) to evidence and provide for the acceptance of appointment by a successor trustee; or

(xi) to release any Lien granted in favor of the holders of the Notes of a series pursuant to the covenant Section 4.07 of the Indenture upon release of the Lien securing the underlying obligation that gave rise to such Lien.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of the Indenture.

(12) DEFAULTS AND REMEDIES. Subject to 6.02(b) of the Indenture, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and the remedial action the Company proposes to take in connection therewith.

(13) DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Company deposits with the Trustee money in U.S. dollars or U.S. Government Securities for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

A-1-10

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP NUMBERS, ISINS. The Company has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

(20) JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of the Company and the Guarantors has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to this Note, the Indenture or the Note Guarantees.

(b) EACH OF THE PARTIES TO THE INDENTURE HAS IRREVOCABLY WAIVED ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

A-1-11

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Coty Inc.
350 Fifth Ave.
New York, NY 10018

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 of the Indenture, check the box below:

☐ Section 4.07

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-13

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS IN THE GLOBAL NOTE

[To be inserted for Rule 144A Global Note]

The following transfer or exchange of a part of this Rule 144A Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Rule 144A Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[To be inserted for Regulation S Global Note]

The following transfer or exchange of a part of this Regulation S Global Note for an interest in another Global Note or for a Definitive Note or of other Transfer Restricted Global Notes or Definitive Note for an interest in this Regulation S Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A-1-14

EXHIBIT A-2

[Face of Euro Note]

[Insert legends required by the Indenture]

A-2-1

FORM OF EURO NOTE

[144A ISIN: [XS1801786432][XS1801788727]
144A Common Code: [180178643][180178872]]
[Reg S ISIN: [XS1801786275][XS1801788305]
Reg S Common Code: [180178627][180178830]]

[4.000][4.750]% Senior Notes due 20[23][26]

No. [A][S]-[1][2]	€[ ]

COTY INC.

promise to pay to [BT GLOBENET NOMINEES LIMITED][_________], the registered holder hereof, as nominee of Deutsche Bank AG, London as common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), or registered assigns, the principal sum of ____________ EUROS [if the Note is a Global Note, add the following: (as revised by the Schedule of Increases and Decreases in Global Note, attached hereto)] on April 15, 20[23][26].

Interest Payment Dates: April 15 and October 15, commencing [October 15, 2018].

Additional provisions of this Note are set forth on the other side of this Note.

Record Dates: April 1 and October 1.

Dated: April 5, 2018

A-2-2

COTY INC.

By:
Name:
Title:
Date:
A-2-3

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:
Authorized Signatory
A-2-4

[Reverse of Euro Note]

[4.000][4.750]% Senior Notes due 20[23][26]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), promises to pay interest on the principal amount of this Note at [4.000][4.750]% per annum from April 5, 2018 until maturity. The Company will pay interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from [the most recent date to which interest has been paid or, if no interest has been paid, from April 5, 2018 until the principal hereof is due]. The first Interest Payment Date for the Initial Notes shall be [October 15, 2018][_________]. The Company will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Company will pay principal, premium, if any, and interest on Definitive Notes at the office of the Paying Agent. Such payment will be in such coin or currency of the then member states of the European Monetary Union that have adopted the euro as their currency as at the time of payment is legal tender for payment of public and private debts.

Notwithstanding the foregoing, if the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the euro) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, the Company and the Trustee shall be permitted, without the consent of any other Person, to amend the terms of the Indenture and the Notes to change the currency in which the obligations of the Company hereunder are payable in a manner consistent with then-prevailing market practice for similarly situated issuers.

(3) PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, as the Trustee, will act as Registrar and Deutsche Bank AG, London Branch will act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

A-2-5

As long as the Notes remain outstanding, the Company has also agreed that it will, to the extent permitted as a matter of law, ensure that there is a paying agent with respect to such Notes in a European Union Member State or the United Kingdom that is not obliged to withhold or deduct tax pursuant to the European Union Council Directive 2003/48/EC (as amended) on the taxation of savings income in the form of interest payments which was adopted by the ECOFIN Council on June 3, 2003, and amended by Council Decision on July 19, 2004, or any law implementing or complying with, or introduced to conform to, such Directive.

(4) INDENTURE. The Company issued the Notes under the Indenture dated as of April 5, 2018 (the “Indenture”) among the Company, the Guarantors party thereto, the Trustee and Agents. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are unsecured senior obligations of the Company. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create or incur Liens and enter into sale and leaseback transactions. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To Guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally Guaranteed the obligations of the Company under the Notes on an unsecured senior basis pursuant to the terms of the Indenture.

(5) OPTIONAL REDEMPTION. Except pursuant to Sections 3.07([b][c])(i), (ii) and (iii) and Section 3.09 of the Indenture, the Notes will not be optionally redeemable by the Company; provided, however, the Company may acquire the Notes by means other than an optional redemption.

(6) MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

(7) REDEMPTION FOR TAX REASONS. The Company may redeem the Notes for certain tax reasons pursuant to Section 3.09 of the Indenture.

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(8) REPURCHASE AT THE OPTION OF HOLDER. If a Change of Control Triggering Event occurs, unless the Company at such time has given notice of redemption under Section 3.07([b][c])(i) or (ii) or Section 3.09 of the Indenture with respect to all outstanding Notes, the Company will offer to repurchase all or any part (in a minimum principal amount of €100,000 and integral multiples of €1,000 in excess thereof) of each Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, unless the Company at such time has given notice of redemption under Section 3.07([b][c])(i) or (ii) or Section 3.09 of the Indenture with respect to all outstanding Notes, the Company will give notice to the Trustee and each Holder describing the transaction or transactions and ratings downgrade that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if any, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.07 of the Indenture by virtue of such conflict.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not register the transfer of or exchange any Note selected for redemption in whole or in part or subject to purchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the day the Company gives notice of redemption of the Notes or makes a Change of Control Offer and ending at the close of business on the day notice of redemption is given or the Change of Control Offer is made.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Company and Holders of a majority in aggregate

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principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented:

     (i) to cure any ambiguity, mistake, defect or inconsistency;

    (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

   (iii) to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under the Indenture;

  (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder in any material respect;

   (v) to secure the Notes;

  (vi) to add a Note Guarantee;

 (vii) to conform the text of the Indenture or the Notes (including the related Note Guarantees) to any provision of the “Description of Notes” included in the Offering Memorandum relating to the Notes;

(viii) to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; or

   (ix) to release a Guarantor from its Note Guarantee; provided that such release is in accordance with the applicable provisions of the Indenture;

    (x) to evidence and provide for the acceptance of appointment by a successor trustee; or

   (xi) to release any Lien granted in favor of the holders of the Notes of a series pursuant to the covenant Section 4.07 herein upon release of the Lien securing the underlying obligation that gave rise to such Lien.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of the Indenture.

(12) DEFAULTS AND REMEDIES. Subject to Section 6.02(b) of the Indenture, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least

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25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and the remedial action the Company proposes to take in connection therewith.

(13) DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Company deposits with the Trustee money in euros or Euro Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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(18) CUSIP NUMBERS, ISINS, COMMON CODE NUMBERS. The Company has caused CUSIP numbers, ISINs and Common Code numbers to be printed on the Notes, and the Trustee may use CUSIP numbers, ISINs and Common Code Numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

(20) JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of the Company and the Guarantors has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to this Note, the Indenture or the Note Guarantees.

(b) EACH OF THE PARTIES TO THE INDENTURE HAS IRREVOCABLY WAIVED ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Coty Inc.
350 Fifth Ave.
New York, NY 10018

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 of the Indenture, check the box below:

☐ Section 4.07

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF INCREASES AND DECREASES OF INTERESTS IN THE GLOBAL NOTE

[To be inserted for Rule 144A Global Note]

The following transfer or exchange of a part of this Rule 144A Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Rule 144A Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[To be inserted for Regulation S Global Note]

The following transfer or exchange of a part of this Regulation S Global Note for an interest in another Global Note or for a Definitive Note or of other Transfer Restricted Global Notes or Definitive Note for an interest in this Regulation S Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Coty Inc.

350 Fifth Ave.

New York, NY 10018

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200
Jacksonville, FL 32256

Attn: Transfer Department

Re: [  ]% Senior Notes due 20[  ]

Reference is hereby made to the Indenture, dated as of April 5, 2018 (the “Indenture”), among Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), the Guarantors from time to time a party thereto, Deutsche Bank Trust Company Americas, as Trustee, Registrar and U.S. Paying Agent and Deutsche Bank AG, London Branch, as London Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. __ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Transfer Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the 144A Global Note and/or the Transfer Restricted Definitive Note and in the Indenture and the Securities Act.

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2. __ Check if Transferee will take delivery of a beneficial interest in a Transfer Restricted Regulation S Global Note or a Transfer Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Regulation S Global Note and/or the Transfer Restricted Definitive Note and in the Indenture and the Securities Act.

3. __ Check and complete if Transferee will take delivery of a beneficial interest in a Transfer Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Transfer Restricted Global Notes and Transfer Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) __ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) __ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) __ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

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4. __ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) __ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Global Notes, on Transfer Restricted Definitive Notes and in the Indenture.

(b) __ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Global Notes, on Transfer Restricted Definitive Notes and in the Indenture.

(c) __ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Global Notes or Transfer Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:
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ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) __ a beneficial interest in the:

(i) __ 144A Global Note (CUSIP _________), or

(ii) __ Regulation S Global Note (CUSIP _________); or

(b) __ a Transfer Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) __ a beneficial interest in the:

(i) __ 144A Global Note (CUSIP _________), or

(ii) __ Regulation S Global Note (CUSIP _________), or

(iii) __ Unrestricted Global Note (CUSIP _________); or

(b) __ a Transfer Restricted Definitive Note; or

(c) __ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Coty Inc.

350 Fifth Ave.

New York, NY 10018

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

MS: JCK01-0218
Attention: Reorg. Department

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

DB.Reorg@db.com

Fax: 615-866-3889

Telephone Assistance (877) 843-9767

Re: [  ]% Senior Notes due 20[  ]

Reference is hereby made to the Indenture, dated as of April 5, 2018 (the “Indenture”), among Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), the Guarantors from time to time a party thereto, Deutsche Bank Trust Company Americas, as Trustee, Registrar and U.S. Paying Agent and Deutsche Bank AG, London Branch, as London Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ (CUSIP ____________; ISIN ____________[; Common Code: ____________]) in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Transfer Restricted Definitive Notes or Beneficial Interests in a Transfer Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) __ Check if Exchange is from beneficial interest in a Transfer Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Transfer Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in

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order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) __ Check if Exchange is from beneficial interest in a Transfer Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Transfer Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Transfer Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) __ Check if Exchange is from Transfer Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Transfer Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) __ Check if Exchange is from Transfer Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Transfer Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Transfer Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Transfer Restricted Definitive Notes or Beneficial Interests in Transfer Restricted Global Notes for Transfer Restricted Definitive Notes or Beneficial Interests in Transfer Restricted Global Notes

(a) __ Check if Exchange is from beneficial interest in a Transfer Restricted Global Note to Transfer Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Transfer Restricted Global Note for a Transfer

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Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Transfer Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Transfer Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Definitive Note and in the Indenture and the Securities Act.

(b) __ Check if Exchange is from Transfer Restricted Definitive Note to beneficial interest in a Transfer Restricted Global Note. In connection with the Exchange of the Owner’s Transfer Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Transfer Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the relevant Transfer Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:
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EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20___, among __________________ (the “New Guarantor”), a subsidiary of Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the Company and Deutsche Bank Trust Company Americas, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 5, 2018 providing for the issuance of (a) $550,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2026, (b) €550,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2023 and (c) €250,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2026 (collectively, the “Notes”);

WHEREAS, Section 4.08 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

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3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 12.01 of the Indenture.

5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. SUBMISSION TO JURISDICTION. THE PROVISIONS UNDER SECTION 12.08 OF THE INDENTURE IN RESPECT OF SUBMISSION TO JURISDICTION SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile or .pdf attachment to an email or by other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of the New Guarantor or this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, 20___

COTY INC.

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:
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